UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

HEALTHSTREAM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

HEALTHSTREAM, INC.

500 11TH Avenue North, Suite 850

Nashville, Tennessee 37203

(615) 301-3100

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 28, 2026

Dear Shareholder:

On Thursday, May 28, 2026, HealthStream, Inc. will hold its 2026 Annual Meeting of Shareholders. The meeting will be held virtually via the Internet, with no physical in-person meeting. Shareholders of record and holders of shares in “street name,” in each case as of March 30, 2026, will be able to listen, vote, and submit questions, regardless of location, via the Internet by following the procedures set forth below in this proxy statement below under “How Do I Attend the Annual Meeting?” The meeting webcast will begin at 2:00 p.m. Central Daylight Time on May 28, 2026, and we encourage you to access the meeting prior to the start time.

At this meeting, we will consider the following proposals:

1.

to elect the three (3) persons nominated by the Board of Directors identified in this proxy statement as Class II directors to hold office for a term of three (3) years and until their respective successors have been duly elected and qualified;

2.	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.	to approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Company’s proxy statement that accompanies this notice; and

4.	to transact such other business as may properly come before the meeting.

In reliance on SEC rules which allow issuers to make proxy materials available to shareholders on the Internet, we are mailing our shareholders a notice instead of paper copies of our proxy statement and our annual report. The notice contains instructions on how to access those documents on the Internet. The notice also contains instructions on how shareholders can receive a paper copy of our proxy materials, including the proxy statement, our 2025 annual report, and a form of proxy card.

Whether or not you plan to attend the virtual meeting, we request that you vote as soon as possible.

By the Order of the Board of Directors,

Nashville, Tennessee	Robert A. Frist, Jr.
April 10, 2026	Chief Executive Officer and Chairman of the Board

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 28, 2026 (the "Annual Meeting"): HealthStream, Inc.’s (the “Company” or “HealthStream”) proxy statement, proxy card, and 2025 Annual Report to Shareholders are available to registered and beneficial shareholders at http://www.edocumentview.com/HSTM. This notice is not a form for voting and presents only an overview of the more complete proxy materials that contain important information. We encourage all shareholders to access and review the proxy materials before voting.

These materials were first made available to shareholders as of its filing on April 10, 2026, with notices mailed on April 13, 2026.

What is the Purpose of the Annual Meeting?

At HealthStream’s Annual Meeting, shareholders will act upon (i) the election of three (3) persons nominated by the Board of Directors (the “Board”) and identified in this proxy statement as Class II directors, (ii) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, (iii) the approval, on an advisory basis, of the compensation of the Company’s named executive officers under applicable Securities and Exchange Commission (“SEC”) rules (the “Named Executive Officers”) as described in this proxy statement, and (iv) any other matters that may properly come before the meeting. The Annual Meeting will be held on May 28, 2026, and will begin at 2:00 p.m. Central Daylight Time.

What are the Board’s Recommendations?

Our Board recommends that you vote:

●	FOR the election of each of the nominees set forth in this proxy statement to serve as Class II directors on our Board;

●	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm; and

●	FOR the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers as described in this proxy statement.

What Happens if I Do Not Give Specific Voting Instructions?

Shareholders of Record. If you are a shareholder of record (that is, if you hold your shares in your own name with our transfer agent) and you:

●	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or

●	Sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in “street name” (that is, if you hold your shares through a broker, bank, or other nominee), you have the right to direct your broker, bank, or other nominee how to vote your shares and will receive materials and voting instructions from any such nominee with respect to voting your shares. New York Stock Exchange (“NYSE”) Rule 452 (“Rule 452”) provides that brokers, banks, and other nominees may not exercise their voting discretion on specified non-routine matters without receiving instructions from the beneficial owner of the shares. Because Rule 452 applies specifically to securities brokers, virtually all of whom are governed by NYSE rules, Rule 452 applies to all companies listed on a national stock exchange, including companies (such as the Company) listed on the Nasdaq Stock Market (“Nasdaq”). Therefore, since proposal one (the election of directors) and proposal three (the non-binding advisory vote on executive compensation) are not considered routine under Rule 452, if you do not issue instructions to your broker, bank, or other nominee with respect to these proposals, your broker, bank, or other nominee will not be allowed to exercise its voting discretion (the “non-vote”). As such, with respect to these proposals, broker non-votes will not impact the outcome of proposals one or three. For proposal two, the ratification of the independent registered public accounting firm, absent receiving instructions from you, your broker may vote your shares at its discretion on your behalf. If your shares are held in street name and you do not give your broker, bank, or other nominee instructions on how to vote, your shares will still be counted toward the quorum requirement for the Annual Meeting provided that your broker, bank, or other nominee votes your shares utilizing its discretionary authority for proposal two as noted above.

How Do I Attend the Annual Meeting?

Our Annual Meeting will be held on a virtual basis, meaning that you attend the Annual Meeting via the Internet. Shareholders of record and holders of shares in street name, in each case as of March 30, 2026, may attend the virtual meeting by following the instructions set forth below.

Shareholders of Record. In order to attend the Annual Meeting, shareholders of record must have the information that is printed on their notice or proxy card. Shareholders of record may attend the virtual meeting by logging in at www.meetnow.global/MAUT7JF and providing the applicable information set forth on their notice or proxy card.

Street Name Holders. In order to attend the Annual Meeting, holders of shares in street name will need to register to attend in advance. To register to attend the Annual Meeting, street name holders must (i) follow the procedures provided by their broker, bank, or other nominee that holds their shares for obtaining a legal proxy; and (ii) register with Computershare by submitting proof of such holder’s legal proxy reflecting such holder’s HealthStream holdings, along with such holder’s name and email address, to Computershare. Requests for registration must be labeled as “Legal Proxy” and must be received no later than 2:00 p.m. Central Daylight Time on May 25, 2026. Street name holders will receive a confirmation of their registration by e-mail after Computershare has received their registration materials.

Requests for registration should be directed to Computershare by either e-mail or mail as follows:

By e-mail:

Forward the email from your broker or attach an image of your legal proxy to legalproxy@computershare.com

By mail:

Computershare

HealthStream, Inc. Legal Proxy

P.O. Box 43101

Providence, RI 02940-5067

After a street name holder has received confirmation of registration, the street name holder may participate in the meeting by logging in at www.meetnow.global/MAUT7JF and entering the control number provided with the confirmation of registration.

Shareholder Questions. We intend to answer questions pertinent to Company matters in accordance with our rules of conduct and procedures as time allows during the Annual Meeting. Questions may be submitted over the Internet prior to or during the Annual Meeting by holders of record and holders of shares in street name participating in the Annual Meeting on a virtual basis who have logged in to the annual meeting page at www.meetnow.global/MAUT7JF and have followed the instructions on such webpage for submitting a question. In order to allow maximum participation, we will limit each holder to one question. If any question submitted by a holder of record or holder in street name is not addressed at the Annual Meeting, such stockholder or holder in street name may contact the Company’s Investor Relations department following the Annual Meeting at 500 11th Avenue North, Suite 850, Nashville, Tennessee 37203 or by contacting us at (615) 301-3237 or at ir@healthstream.com.

Other Information. The meeting webcast will begin at 2:00 p.m. Central Daylight Time on May 28, 2026, and we encourage you to access the meeting prior to the start time. Rules of conduct and procedures for the Annual Meeting will be available on the website set forth above once you access the meeting.

If you have difficulty accessing the meeting or have other technical difficulties, please call the technical support number that will be posted on the Annual Meeting log-in page at www.meetnow.global/MAUT7JF.

For information regarding voting at the Annual Meeting (as well as other methods of voting), see below under “How Do I Vote?”

Who is Entitled to Vote at the Annual Meeting?

The Board has fixed the close of business on Monday, March 30, 2026 as the record date. Shareholders of record of our common stock at the close of business on March 30, 2026 may vote at this Annual Meeting.

As of the record date, there were 29,421,632 shares of our voting common stock outstanding. These shares were held by approximately 30,118 shareholders. Every shareholder is entitled to one vote for each share of common stock the shareholder held on the record date.

Who is Soliciting My Vote?

Computershare, as our transfer agent, is hosting our annual meeting virtually and will be mailing proxy cards to all registered and beneficial shareholders. The Company will pay approximately $7,999 plus out-of-pocket expenses for their assistance with the virtual meeting. Our directors, officers, and other employees not specially employed for this purpose may also assist in the solicitation of proxies. They will not be paid additional remuneration for their efforts. We will also request brokers and other fiduciaries to forward proxy solicitation materials to the beneficial owners of shares of the common stock that the brokers and fiduciaries hold of record. We will reimburse them for their reasonable out-of-pocket expenses.

On What Matters May I Vote?

You may vote on (i) the election of the three (3) persons nominated by the Board and identified in this proxy statement to serve as Class II directors of our Board, (ii) the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026, (iii) the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers as described in this proxy statement, and (iv) any other matters that may properly come before the meeting.

Why Did I Receive a One-Page Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials via the Internet. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s shareholders. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

I Share an Address with Another Shareholder, and We Received Only One Paper Copy of the Proxy Materials. How May I Obtain an Additional Copy of the Proxy Materials?

The Company has adopted a procedure called “householding” in accordance with SEC rules. Under this procedure, the Company is delivering a single copy of the Notice and, if requested, this proxy statement and the Annual Report to multiple shareholders who share the same address unless the Company has received contrary instructions from one or more of the shareholders. This procedure reduces the Company’s printing costs, mailing costs, and fees. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, the Company will deliver promptly a separate copy of the Notice and, if requested, this proxy statement and the Annual Report to any shareholder at a shared address to which the Company delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if requested, this proxy statement or the Annual Report, shareholders may write or call the Company at the following address and telephone number:

HealthStream, Inc.

Investor Relations Department

500 11th Avenue North

Suite 850

Nashville, Tennessee 37203

Telephone Number: (615) 301-3100

Email: ir@healthstream.com

How Do I Vote?

Your vote is important. Whether or not you plan to attend the meeting on a remote basis, we urge you to submit your voting instructions to the Company as soon as possible (and, in any event, prior to the meeting).

Shareholders of Record (Prior to Annual Meeting). If you are a holder of record, you may vote in advance of the Annual Meeting (1) via the Internet by following the instructions provided in the Notice, (2) by mail, if you requested printed copies of the proxy materials, by filling out and returning your proxy card in the manner described below, or (3) by telephone, if you requested printed copies of the proxy materials, by calling the toll-free number found on the proxy card. Alternatively, you may vote at the Annual Meeting on a remote basis as described below.

If you requested printed copies of the proxy materials and properly sign your proxy card and return it in the prepaid envelope, your shares will be voted as you direct. If you requested printed copies of the proxy materials and return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted in the manner recommended by the Board on all matters presented in this proxy statement.

The deadline for shareholders of record to submit voting instructions by telephone or the Internet is 11:59 p.m. Eastern Daylight Time on Wednesday, May 27, 2026. For information about shareholders of record changing their vote, see below under “Can I Change My Vote?”

Beneficial Owners of Shares Held in Street Name (Prior to Annual Meeting). If you hold your shares in street name, your broker, bank, or other nominee will provide you with materials and instructions for voting your shares, which may allow you to vote your shares prior to the Annual Meeting by using the Internet or a toll-free telephone number. If you hold shares through more than one broker, bank, or other nominee, you will receive separate materials and voting instructions from each such nominee. You will need to separately follow the instructions received from each broker, bank, or other nominee through which you hold shares in order to ensure that all of your shares are voted. The deadline for street name holders to submit voting instructions by telephone or the Internet is 11:59 p.m. Eastern Daylight Time on Wednesday, May 27, 2026. For information about holders in street name changing their vote, see below under “Can I Change My Vote?”

Voting at Annual Meeting. Alternatively, shareholders of record and holders of shares in street name, in each case as of March 30, 2026, who have logged into the Annual Meeting at www.meetnow.global/MAUT7JF after following the instructions set forth above under “How Do I Attend the Annual Meeting,” may vote at the Annual Meeting by following the instructions regarding how to vote set forth on such webpage.

The meeting webcast will begin at 2:00 p.m. Central Daylight Time on May 28, 2026, and we encourage you to access the meeting prior to the start time.

How Can I Get Electronic Access to the Proxy Materials?

The Notice will provide you with instructions regarding how to:

●	View on the Internet the Company’s proxy materials for the Annual Meeting; and
●	Instruct the Company to send future proxy materials to you by email.

The Company’s proxy materials are also available on the Company’s website at www.healthstream.com.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

How Will Voting on Any Other Business be Conducted?

We do not know of any business to be considered at the Annual Meeting other than (i) the election of three (3) persons nominated by the Board and identified in this proxy statement as Class II directors, (ii) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and (iii) the approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers as described in this proxy statement. Our Bylaws require shareholders of the Company to give advance notice of any proposal intended to be presented at any annual meeting. The deadline for this notice for the Annual Meeting has passed, and we did not receive any such notice made in compliance with our Bylaws. If any other business were to be properly presented at the Annual Meeting, Robert A. Frist, Jr., our Chairman and Chief Executive Officer, and Scott A. Roberts, our Chief Financial Officer, are authorized to vote on such matters at their discretion.

What is a “Quorum”?

A “quorum” is a majority of our outstanding shares of common stock. The shares may be present at the meeting (on a virtual basis) or represented by proxy. There must be a quorum for business to be conducted at the meeting. Abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What Vote is Required to Approve Each Item?

Each of the director nominees must receive affirmative votes from a plurality of the shares voting to be elected.

The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 will be approved if the number of shares of Company common stock cast “FOR” such proposal exceed the number of shares of Company common stock cast “AGAINST” such proposal.

The approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers as described in this proxy statement will be approved if the number of shares of Company common stock voted “FOR” such proposal exceeds the number of shares of Company common stock voted “AGAINST” such proposal.

What are My Voting Options on the Proposals?

With respect to Proposal 1, you may vote FOR or WITHHOLD your vote with respect to each of the three (3) nominees set forth in this proxy statement to serve as Class II directors on our Board.

With respect to Proposals 2 and 3, you may vote FOR the proposal, AGAINST the proposal, or you may elect to ABSTAIN from voting.

What is the Effect of Abstentions?

If you abstain from voting on Proposals 2 or 3, you will be counted for purposes of determining whether a quorum exists. So long as a quorum is present, abstaining from Proposals 2 or 3 will have no effect on whether any such matter is approved.

What is the Effect of a Broker Non-Vote?

So long as a quorum is present, a broker non-vote will have no effect on the outcome of the election of Class II directors under Proposal 1 or whether Proposal 3 is approved.

Can I Change My Vote?

If you are a shareholder of record, you may change your vote by doing one of the following:

●

If you requested printed copies of the proxy materials, by sending a written notice of revocation to our Vice President, General Counsel, Sneha Oakley, at 500 11th Avenue North, Suite 850, Nashville, TN 37203, which must be received prior to the Annual Meeting, stating that you revoke your proxy;

●

If you requested printed copies of the proxy materials, by signing a later-dated proxy card and submitting it so that it is received prior to the Annual Meeting in accordance with the instructions included in the proxy card;

●	If you requested printed copies of the proxy materials and voted by telephone, by calling the toll-free number found on the proxy card and submitting another vote by telephone;
●

If you previously voted by Internet prior to the Annual Meeting pursuant to instructions set forth in the Notice, by submitting another vote over the Internet prior to the Annual Meeting pursuant to such instructions; or

●	By attending the Annual Meeting by visiting www.meetnow.global/MAUT7JF and voting your shares as outlined above.

If you hold your shares in street name, you may change your vote by following the instructions provided by your broker, bank, or other nominee.

Who Will Count the Votes?

A representative of our transfer agent, Computershare, will count the votes.

Where Can I Find the Voting Results?

We will announce the voting results at the Annual Meeting. We also will report the voting results on a Current Report on Form 8-K, which we expect to file with the SEC within four business days following the Annual Meeting.

When are Shareholder Proposals Due in Order to be Included in Our Proxy Statement for the 2026 Annual Meeting?

Any shareholder proposals to be considered for inclusion in next year’s proxy statement under Exchange Act Rule 14a-8 must be submitted in writing to Secretary, HealthStream, Inc., 500 11th Avenue North, Suite 850, Nashville, Tennessee 37203, prior to the close of business on December 11, 2026 and otherwise comply with the requirements of Rule 14a-8.

What is the Deadline for Submitting Other Business or Nominations for the 2027 Annual Meeting?

If you bring business before the Annual Meeting which is not the subject of a proposal for inclusion in the proxy statement under Rule 14a-8, or if you want to submit a director nomination, our Bylaws require that you deliver notice in proper written form to our Secretary no later than February 27, 2027, but not before January 28, 2027 (or, if the 2027 annual meeting is called for a date not within 30 days of May 28, 2027, the notice must be received not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if the first public disclosure of the date of such annual meeting is less than 100 days prior to such annual meeting, the 10th day following the day on which public disclosure of the date of the annual meeting is first made). If such notice is provided to us by a shareholder under our Bylaws, a nominating shareholder must provide the information required by our Bylaws, including information regarding the nominating shareholder and affiliated persons, and otherwise comply with the terms of our Bylaws. In addition, if such notice is in relation to a proposed director nominee, the notice must include certain biographical information regarding the proposed nominee, a completed written questionnaire with respect to such proposed nominee regarding the background and qualifications of the proposed nominee (which questionnaire will be provided by the Secretary of the Company upon request), the proposed nominee’s written consent to nomination, and the additional information set forth in our Bylaws.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Company nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than March 29, 2027.

Whom Should I Contact if I Have Questions?

If you have any questions about the Annual Meeting or these proxy materials, please contact Sneha Oakley, Vice President, General Counsel, or Mollie Condra, Head of Investor Relations and Communications, at 500 11th Avenue North, Suite 850, Nashville, Tennessee 37203, (615) 301-3237. If you are a registered shareholder and have any questions about your ownership of our common stock, please contact our transfer agent, Computershare, at 462 S. 4th Street, Suite 1600, Louisville, Kentucky 40202, (800) 962-4284. If your shares are held in a brokerage account, please contact your broker.

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

You can access our Corporate Governance Principles, committee charters, Lead Independent Director charter, Code of Conduct, Code of Ethics for executive officers and directors, and other corporate governance-related information on our website, www.healthstream.com (under the “Corporate Governance” section of the Investor Relations page), or by addressing a written request to HealthStream, Inc., Attention: General Counsel and Corporate Secretary, 500 11th Avenue North, Suite 850, Nashville, Tennessee 37203. Please note that our website is provided as an inactive textual reference and information on our website, whether referenced here or elsewhere in this proxy statement, is not incorporated by reference in this proxy statement.

We believe that effective corporate governance is important to our long-term success and our ability to create value for our shareholders. With leadership from our Nominating and Corporate Governance Committee of our Board (the “Nominating and Corporate Governance Committee”), our Board regularly evaluates regulatory developments and trends in corporate governance to determine whether our policies and practices in this area should be enhanced. The Nominating and Corporate Governance Committee also administers an annual skills assessment process as well as an annual self and peer evaluation process for the Board. In addition, our directors are encouraged to attend director education programs.

Directors

The Board is divided into three classes (Class I, Class II, and Class III). At each annual meeting of shareholders, directors constituting one class are elected for a three-year term. Directors who were elected by the Board to fill a vacancy in a class whose term expires in a later year are elected for a term equal to the remaining term for their respective class. The Fourth Amended and Restated Charter of the Company provides that each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. The Board currently consists of nine members, of whom Dr. Jahangir, Mr. McLaren, and Ms. Rebrovick are standing for re-election as Class II Directors as set forth under “Proposal One – Election of Directors.”

The names and certain information about members of the Board are set forth below.

Name	Age	Positions with the Company	Director Since	Class and Year in Which Term Will Expire
Robert A. Frist, Jr.	59	Chief Executive Officer and Chairman of the Board	1990	Class III, 2027
Charles E. Beard, Jr. *	63	Director	2025	Class I, 2028
Thompson S. Dent	75	Director	1995	Class I, 2028
Frank Gordon	62	Director	2002	Class III, 2027
A. Alex Jahangir, M.D.	47	Director	2023	Class II, 2026
Jeffrey L. McLaren	59	Director	1990	Class II, 2026
Terry Allison Rappuhn	69	Director	2022	Class III, 2027
Linda Rebrovick	70	Director	2001	Class II, 2026
Deborah Taylor Tate	69	Director	2010	Class I, 2028

* The Board approved the appointment of Charles E. Beard, Jr. to the Board of Directors on March 7, 2025, as previously disclosed in the Company's Form 8-K filed on March 11, 2025.

Robert A. Frist, Jr., one of our co‑founders, has served as our Chief Executive Officer and Chairman of the Board of Directors since 1990. Mr. Frist graduated with a Bachelor of Science in Business with concentrations in Finance, Economics, and Marketing from Trinity University.

The Company believes that Mr. Frist’s experience managing the day-to-day operations of the Company’s business, along with his active involvement with the Company since its inception and his comprehensive understanding of the Company’s mission, give him the qualifications and skills to serve as a director.

Charles E. Beard, Jr. served as the Co-Founder and Chief Operating Officer of Guidehouse, Inc., a global consultancy firm with responsibility over the day-to-day execution of the company’s enterprise services, risk, and quality management strategy until his retirement from such role in December 2025. Mr. Beard has more than three decades of experience in professional advisory services focusing on technology management and technology-enabled operational transformations. Prior to 2018, he was a Principal for PricewaterhouseCoopers (PwC), where his practice focused on cybersecurity-related services and corporate transactions in the technology sector. He formerly served as the Senior Vice President and Chief Information Officer and General Manager of the Cybersecurity and Intelligence Business Unit, which includes its technology products, for Science Applications International Corporation (now Leidos). Previously, Mr. Beard also led the global Transportation and Industrial markets of KPMG consulting.

In addition, Mr. Beard serves on the boards of Fresh Del Monte, Inc. (NYSE: FDP), where he is a member of the Governance (Chair) and Compensation Committees; Inova Health System, where he is the Chair of the Patient Quality and Safety Committee; and Guidehouse, Inc. where he serves on the Audit, People, and Operating Committees.

Mr. Beard holds a Master of Jurisprudence from the Seton Hall School of Law, a Masters in Business Administration from the University of Montana, and a Bachelor of Science from Texas A&M University. He is a graduate of the U.S. Air Force Space and Missile program.

The Company believes that Mr. Beard’s experience in cybersecurity, digital innovation, artificial intelligence, and healthcare including addressing the security and control challenges inherent in digital transformations and technology management, along with his service on numerous public and private company boards and committees, give him the qualifications and skills to serve as a director.

Thompson S. Dent has served as the Chief Executive Officer and Chairman of the Board of Directors of Urgent Team, LLC, an independent operator of urgent care centers, since 2013. Mr. Dent also is the co-founder and serves as Executive Chairman of Re: Cognition Health, Ltd. London, England, an independent provider for cognitive disorders and pharmaceutical clinical trials in Alzheimer's and other CNS diseases, since 2010. He served as chief executive officer of MedTel International Corporation, an international diagnostic imaging company based in Nashville, Tennessee, from 2004 to 2008. Mr. Dent earned a Masters in Healthcare Administration from The George Washington University and a Bachelor’s degree in Business from Mississippi State University. He has served as our Lead Independent Director since December 15, 2014.

The Company believes that Mr. Dent’s decades of healthcare services industry expertise, including service on numerous healthcare company boards and committees, give him the qualifications and skills to serve as a director.

Frank Gordon has served as managing partner of Crofton Capital LLP, a private equity fund, since 2002. Mr. Gordon currently serves on the board of directors of a number of non-profit organizations and private companies. Mr. Gordon earned a Bachelor of Science from the University of Texas in Austin and a Masters in Business Administration from Georgia State University.

The Company believes that Mr. Gordon’s extensive healthcare business experience, including, but not limited to, service as a director in a management capacity and as an investor with both start-up and well-established companies, gives him the qualifications and skills to serve as a director.

A. Alex Jahangir, M.D. is the Associate Chief Medical Officer & Senior Vice President for Physician Network Development, vice-chair of the department of orthopaedic surgery, and director of the division of orthopaedic trauma surgery at Vanderbilt University Medical Center. Since joining Vanderbilt University Medical Center in 2009, Dr. Jahangir has also served as the executive medical director of the Vanderbilt Trauma, Burn, and Emergency Surgery Patient Care Center and associate chief of staff for Vanderbilt University Hospital. Dr. Jahangir is a co-founder and director of Pendant Biosciences, an advanced biotechnology startup developing biocompatible polymer systems. Dr. Jahangir previously served two terms as chairman of the Nashville Metropolitan Board of Health and was named chairman of the Metropolitan Nashville Coronavirus Taskforce by Mayor John Cooper at the onset of the COVID-19 pandemic in March 2020 where he led Nashville’s response, developing and implementing policies that mitigated the spread, bringing stakeholders across the city together, spearheading access to testing and vaccination for vulnerable communities, and serving as the public’s primary source for information about the city’s effort to keep residents safe and healthy. Dr. Jahangir earned a Bachelor of Science from The George Washington University, a Masters of Management in Healthcare from Vanderbilt University, Owen Graduate School of Management, and an M.D. from the University of Tennessee.

The Company believes that Dr. Jahangir's extensive experience leading an academic medical center, a metropolitan public health department, and a biotechnology company gives him the qualifications and skills to serve as a director.

Jeffrey L. McLaren has served as the founder, chief executive officer, and director of Medaxion, Inc., a leading provider of anesthesia information solutions, since 2008. Mr. McLaren served as the chief executive officer of SaferSleep, LLC, a provider of anesthesia information management systems from 2004 to 2007. He served as the chief executive officer of Southern Genesis, LLC, a management consulting company from 2003 to 2010. Mr. McLaren, also one of our co-founders, served as our President from 1990 to 2000 and as our Chief Product Officer from 1999 to 2000. Mr. McLaren graduated from Trinity University with a Bachelor of Arts in Business and Philosophy.

The Company believes that Mr. McLaren’s extensive healthcare business expertise, along with his intimate knowledge of the Company’s operations, gives him the qualifications and skills to serve as a director.

Terry Allison Rappuhn previously served on the boards of six publicly traded companies across the healthcare sector, including acute care hospitals, outpatient services, skilled nursing and assisted living facilities, a pharmaceutical company, a medical device company, and a manufacturer of medical beds and related products. Her prior board service included serving as chair of the board of one company and as chair of the audit committees of four companies. Earlier in her career, Ms. Rappuhn was Chief Financial Officer of Quorum Health Group, Inc., an owner and operator of acute care hospitals.

She holds the CERT Certificate in Cybersecurity Oversight from NACD and Carnegie Mellon University and has completed MIT Sloan School of Management’s executive program, Artificial Intelligence: Implications for Business Strategy. She earned a Bachelor of Business Administration from Middle Tennessee State University and is a Certified Public Accountant.

The Company believes that Ms. Rappuhn brings to the Board valuable experience in corporate governance, healthcare operations, and financial oversight, as well as deep expertise in strategic, operational, and financial matters affecting public companies, giving her the qualifications and skills to serve as a director.

Linda Eskind Rebrovick is President of Impact Corporate Consulting, where she has served since 2018. Ms. Rebrovick has served on the boards of six public and private companies (not including her Board service with the Company). Ms. Rebrovick currently serves as a director of the following private company: J2 Software, Inc. (doing business as CivicEye). In addition, she formerly served on the private company boards of Guidehouse, Inc., KPMG LLP, Tribridge Enterprises, Inc., Consensus Point, Inc., and Western Express and the corporate boards of Pinnacle Financial Partners, Inc. and Reliant Bancorp, Inc. From April 2018 to June 2018, she served as Chief Executive Officer of Integrated Healing Technologies, where she assisted the company with its evaluation of potential strategies and alternatives, which ultimately led to the board's decision to wind down the company and file for Chapter 7 bankruptcy protection in the Middle District of Tennessee on July 9, 2018. The bankruptcy case was closed on February 16, 2021.

Ms. Rebrovick previously served as the CEO of Consensus Point, Inc. and held executive leadership roles at Dell, KPMG Consulting, BearingPoint, and IBM. As Area Vice President, Dell Healthcare and the EVP, Healthcare, KPMG Consulting, she was responsible for the national healthcare businesses, providing consulting, process improvement, organizational analysis, and implementation of healthcare technology solutions for their clients. As the Chief Marketing Officer of BearingPoint, Inc., she led the global marketing organization and managed the successful rebranding of the global consulting business in 40 countries. During her 16-year career with IBM, she was promoted from Marketing Representative to Marketing Manager and Business Unit Executive. Ms. Rebrovick was a 2021 Fellow, Harvard University, Advanced Leadership Initiative. She received her Bachelor of Science, Marketing, from Auburn University, Harbert College of Business. She has been recognized as a member of ODK and one of the Top 400 Women Graduates of the past 100 years at Auburn University.

In 2015, Ms. Rebrovick was a candidate for Mayor, Metropolitan Nashville and Davidson County Government. Her current community activities include the Advisory Board, Harvard University, Edmond & Lily Safra Center for Ethics; Board of Trustees, Leadership Nashville; and Board of Directors and Chair, Middle Tennessee Community Foundation. She is a founder and former Co-Chair of the Tennessee Chapter, Women Corporate Directors, and she was recognized as a "Director to Watch" by Directors & Boards.

The Company believes that Ms. Rebrovick’s public and private company board and executive experience, technology, market research and sales expertise, and background as a healthcare executive with global management technology and consulting companies, give her the qualifications and skills to serve as a director.

Deborah Taylor Tate has been self-employed as a strategic consultant and attorney since 2022. She previously served as the Director of the Administrative Office of the Courts for the Tennessee Supreme Court and State of Tennessee from 2015 to 2022. She also served as a member of the American Judges Association and the Conference of State Court Administrators, where she was on the national board of directors until February 2022. In addition, Ms. Tate served as National Co-chair of the National Judicial Opioid Task Force, developing and implementing training and resources regarding the opioid epidemic to thousands of judges across the nation from 2017 to 2021. Ms. Tate, a licensed attorney, served as the Tennessee Supreme Court’s appointee to numerous state boards and commissions, including the Tennessee Consolidated Retirement System Board overseeing the state’s $60 billion pension fund, where she also was elected to the Audit Committee until February 2022. Ms. Tate previously served on the Tennessee Information Systems Council, which oversees all technology projects for the State of Tennessee. Currently, Ms. Tate serves as the President on the Executive Board of the Leadership Nashville Alumni Association. Nationally, she serves as vice-chairman of the national Multicultural Media, Telecommunications and Internet Council, a position she has held since 2021. She was twice-nominated to the Federal Communications Commission (FCC) by President George W. Bush and unanimously confirmed by the U.S. Senate in 2005. She served as the only female Commissioner of the FCC until 2009, serving as chair of two Federal Joint Boards regarding advanced communications services and represented the FCC internationally at the International Telecommunications Union (ITU) and in bilateral telecommunications negotiations. She was named the first ITU Envoy for her work with children’s internet policy as well as receiving the honor of Laureate for Childhood Online Protection. At the time of her presidential appointment, Ms. Tate was serving as the chairman and director of the Tennessee Regulatory Authority, the state regulatory body for all telecom and utility companies and previously served as executive director of the Health Facilities Commission overseeing the state’s healthcare facility and services regulation. Ms. Tate served on the legal counsel and senior staff for former Senator Lamar Alexander, and former Governor Don Sundquist. She presently serves as Co-chair of the Council of National Policy Advisors to Centerstone America, the leading informatics, analytics, and clinical research provider for behavioral healthcare. Ms. Tate received both her undergraduate degree and Juris Doctorate (J.D.) from the University of Tennessee, and also attended Vanderbilt Law School.

Ms. Tate serves as a Co-chair and Trustee for the Community Foundation of Middle Tennessee and helped co-found numerous organizations including a residential placement for mothers and children affected by addiction and a financial literacy program for middle and high school girls. She has received numerous state, national, and international awards for her professional, public and nonprofit service including the End Slavery Public Service award for her work with Human Trafficking and the Justice Janice Holder Access to Justice Award for her national work in the opioid crisis. In 2023, Ms. Tate was honored by both Houses of the Tennessee General Assembly with a Joint Resolution to honor her lifetime of public service to the state and nation as well as her non-profit work with families and children.

The Company believes that Ms. Tate’s extensive background in various legal, leadership, and policymaking roles with both healthcare companies and state and federal regulatory agencies gives her the qualifications and skills to serve as a director.

Board Meetings and Committees

Our business is managed under the direction of our Board. Our Board is responsible for establishing our corporate policies and strategic objectives, reviewing our overall performance, and overseeing management’s performance. The Board delegates the conduct of the business to our senior management team. Directors have regular access to senior management. They may also seek independent, outside advice. The Board oversees all major decisions to be made by the Company. The Board holds regular quarterly meetings, an annual strategic planning meeting, and meets on other occasions when advisable. The Board operates pursuant to our Corporate Governance Principles, a copy of which may be accessed in the “Corporate Governance” section of the Investor Relations page of our website at www.healthstream.com.

During 2025, our Board held ten meetings, the Audit Committee of our Board (the “Audit Committee”) held seven meetings, the Compensation Committee of our Board (the “Compensation Committee”) held five meetings, and the Nominating and Corporate Governance Committee held six meetings. Each of our directors attended 98% of the meetings of the board and the committees on which such director served during 2025 in the aggregate. In addition, (1) each of our directors attended all of our board meetings in 2025, except for two members who were each unable to attend one meeting, (2) each of our directors serving on the Compensation Committee in 2025 attended all of the committee meetings in 2025, (3) each of our directors serving on the Nominating and Corporate Governance Committee attended all of the committee meetings in 2025, and (4) each of our directors serving on the Audit Committee attended all of the committee meetings in 2025, except for one member who was unable to attend one meeting. Our Board has adopted a policy strongly encouraging all of our directors to attend the annual meeting of shareholders. For the Annual Meeting, the attendance of our directors will be on a remote basis as the result of the fact that we are holding a virtual annual meeting as reflected herein. All directors attended, on a remote basis, our prior annual meeting of shareholders in May 2025, which was similarly held on a virtual basis.

Each of our independent directors devotes his or her time and attention to the Board’s standing committees. The Board has established three standing committees consistent with the rules of Nasdaq so that certain areas can be addressed in more depth than may be possible at a full Board meeting. Ad hoc task forces of board members may also be formed from time to time to consider acquisitions or other strategic issues. Each standing committee has a written charter that has been approved by the committee and the Board and that is reviewed at least annually. The committees, their primary functions, and memberships are as follows:

Audit Committee. The Audit Committee’s primary duties and responsibilities are oversight of the integrity of HealthStream’s financial reporting process; oversight of our system of internal controls regarding finance, accounting, and legal compliance; oversight of the processes and programs utilized by management for identifying, evaluating, and mitigating various risks inherent in the Company’s business, including enterprise security risks such as privacy, data, cybersecurity, artificial intelligence, and information security, as well as the Company's governance, controls, and risk management practices related to the development, deployment, and use of artificial intelligence technologies; selecting and evaluating the qualification, independence, and performance of our independent registered public accounting firm; monitoring compliance with the Company’s Code of Ethics for executive officers and directors and Code of Conduct; monitoring the reporting hotline; and providing an avenue of communication among the independent registered public accounting firm, management, and the Board.

The Audit Committee operates pursuant to the terms of an Audit Committee Charter, a copy of which may be accessed in the “Corporate Governance” section of the Investor Relations page of our website at www.healthstream.com. The current members of the Audit Committee are Terry Allison Rappuhn (Chair), Linda Rebrovick, and Charles E. Beard, Jr. The members of the Audit Committee during 2025 were Terry Allison Rappuhn (Chair), Linda Rebrovick, Charles E. Beard, Jr., and William W. Stead, M.D. Mr. Beard was appointed a member of the Audit Committee in March 2025. In addition, Dr. Stead, a former director of the Company, served on the Audit Committee during 2025 until he retired from service on the Board effective concurrent with the 2025 Annual Meeting. See “Audit Committee Report for 2025” for additional information.

The Board has determined that all members of the Audit Committee are financially literate under the current listing standards of Nasdaq and are independent within the meaning of the listing standards of Nasdaq and Rule 10A-3 of the Securities Exchange Act. The Board also determined that Terry Allison Rappuhn qualifies as an “Audit Committee Financial Expert” as defined by the regulations of the SEC adopted pursuant to the Sarbanes-Oxley Act of 2002.

What is the Audit Committee’s and the Board’s role in overseeing information security?

The Company’s cybersecurity risk management program is designed to employ industry best practices, including ongoing review and enhancement of governance, risk, and compliance management, regular updates to our response planning and protocols, security policy and standards maintenance, and new technology implementation, including with respect to the strategic deployment and use of artificial intelligence both internally and externally, designed to proactively monitor vulnerabilities and reduce risk, and enhance the identification and mitigation of material cybersecurity and operational risks, including those associated with our use of third-party service providers. This program includes the engagement of consulting firms and other third parties. The Company maintains cyber liability insurance to help mitigate potential liabilities resulting from cybersecurity matters.

The Company’s cybersecurity risk management processes are integrated into the Company’s overall risk management program. In this regard, our Board of Directors has designated the Audit Committee as being primarily responsible for overseeing risk management at a board level, including oversight of cybersecurity, information security, and risks associated with the development, deployment, and use of artificial intelligence technologies, and has delegated certain specific categories of risk oversight matters to the Audit Committee as well as to the other standing committees of the Board, within their respective areas of responsibilities. Additionally, the Audit Committee makes periodic reports to the Board regarding briefing and reports provided by management and advisors regarding various risk oversight matters as well as the Audit Committee’s own analysis and conclusions regarding the adequacy of the Company’s risk management program, including the Company's governance, controls, and strategic oversight of artificial intelligence initiatives.

For additional information, see Part I, Item 1C of our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026.

Compensation Committee. The Compensation Committee has responsibility for reviewing and approving the salaries, bonuses, and other compensation and benefits of our executive officers; evaluating the performance of the Chief Executive Officer; establishing and reviewing Board compensation; reviewing and advising management regarding benefits and other terms and conditions of compensation of management; reviewing the Compensation Discussion and Analysis section of this proxy statement; issuing the Compensation Committee report included in this proxy statement; administering the Company’s 2016 Omnibus Incentive Plan (the "2016 Plan") and 2022 Omnibus Incentive Plan (the "2022 Plan"), including cash bonus plans adopted pursuant to the terms of the 2022 Plan for our Named Executive Officers; and overseeing and administering the Company's compensation recoupment policy. The Compensation Committee operates pursuant to the terms of a Compensation Committee Charter, a copy of which may be accessed in the “Corporate Governance” section of the Investor Relations page of our website at www.healthstream.com. The current members of the Compensation Committee are (and the members of the Compensation Committee during 2025 were) Frank Gordon (Chair), Linda Rebrovick, and Jeffrey McLaren, each of whom is independent within the meaning of the listing standards of Nasdaq. See “Compensation Committee Report for 2025.”

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee provides assistance to the Board in identifying and recommending individuals qualified to serve as directors of the Company, reviews the composition of the Board, reviews and recommends corporate governance policies for the Company, reviews the management succession plan of the Company and annually evaluates the skills and performance of the Board, oversees environmental, social, and governance ("ESG") considerations impacting the Company, and reviews and oversees corporate culture initiatives, policies and procedures that the Company may adopt with the guidance and supervision of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee operates pursuant to the terms of a Nominating and Corporate Governance Committee Charter, a copy of which may be accessed in the “Corporate Governance” section of the Investor Relations page of our website at www.healthstream.com. The current members of the Nominating and Corporate Governance Committee are (and the members of the Nominating and Governance Committee during 2025 were) Thompson Dent (Chair), A. Alex Jahangir, M.D., and Deborah Taylor Tate. Mr. Dent, Dr. Jahangir, and Ms. Tate are each independent within the meaning of the listing standards of Nasdaq.

Our Chairman and Chief Executive Officer proposes the agenda for the Board meetings and presents the agenda to the Nominating and Corporate Governance Committee, which reviews the agenda with our Lead Independent Director, and may raise other matters to be included in the agenda or at the meetings. All directors receive the agenda and supporting information in advance of the meetings. Directors may raise other matters to be included in the agenda or at the meetings. Our Chairman and Chief Executive Officer and other members of senior management make presentations to the Board at the meetings and a substantial portion of the meeting time is devoted to the Board’s discussion of and questions regarding these presentations.

Executive Sessions

The independent directors meet in executive session (i.e., with no members of management present) periodically, in at least two regularly scheduled meetings each year. The Lead Independent Director, or their designee, presides at these meetings.

Independent Directors

The Board has determined that Charles E. Beard, Jr., Thompson S. Dent, Frank Gordon, A. Alex Jahangir, M.D., Jeffrey L. McLaren, Terry Allison Rappuhn, Linda Rebrovick, and Deborah Taylor Tate do not have any relationship that, in the opinion of the Board, would interfere with the exercise of the director’s independent judgment in carrying out the responsibilities of a director and that such directors are “independent” under the listing standards of Nasdaq. In addition, all of the standing committees of the Board are comprised solely of independent directors as set forth above. Robert A. Frist, Jr., our Chief Executive Officer and Chairman, is not independent under the Nasdaq listing standards and does not serve on any standing committee.

During this review, the Board considered whether there are or have been any transactions, relationships, or arrangements involving our non-management directors (including family members) that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of the Company in accordance with Nasdaq listing standards. The purpose of this review was to determine whether any of these relationships, transactions, or arrangements were inconsistent with a determination that such non-management directors were independent. In making its independence determinations, the Board considered the ordinary course, non-preferential relationships involving non-management directors set forth in the paragraph below, and determined that none of these relationships would cause such non-management directors to not be independent.

HealthStream in the ordinary course of business has certain vendor agreements with entities where Messrs. Dent and McLaren, two of our directors, serve as executive officers. These vendor agreements are for certain of the Company's software-as-a-service offerings that are used broadly throughout the healthcare provider market, and such agreements do not involve consulting or professional services. The Company considered the types and amounts of commercial dealings between the Company and the organizations with which Messrs. Dent and McLaren are affiliated as referenced above in connection with reaching its conclusion that these relationships did not constitute material relationships involving either such director and the Company, and the agreements were entered into at arms-length without the participation of the applicable director and in accordance with the Company's Related-Party Transactions Policy, a copy of which may be accessed in the "Corporate Governance" section of the Investor Relations page of our website at www.healthstream.com.

Skills Assessment and Board Evaluation Process

The Nominating and Corporate Governance Committee is responsible for assessing the Board’s skills, evaluating director performance, and providing feedback to directors in connection with the evaluation of their performance. Further, the Nominating and Corporate Governance Committee annually assesses the skills required of the Board to support appropriate governance and corporate oversight. In connection with these responsibilities, the Nominating and Corporate Governance Committee annually conducts a board skills assessment as well as self and peer evaluations for the full Board. The Board evaluation process includes self and peer reviews, suggestions for individual improvement, and year to year comparison and trend analysis for both individual directors and the Board on a composite basis. The Board annually reviews the results to improve the effectiveness of the Board as a whole. The skills assessment and Board evaluation processes are used to determine skill requirements for new director nominations, assess committee assignments, review the qualifications of incumbent directors to determine whether to recommend them to the Board as nominees for re-election, and to facilitate improvement of the effectiveness of the Board.

Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company, the membership of the Board, and the background and knowledge of the Chief Executive Officer. The Board has determined that having the Company's current Chief Executive Officer, Robert A. Frist, Jr., serve as Chairman is in the best interest of the Company's shareholders at this time. The Board believes that this structure makes the best use of Mr. Frist's extensive knowledge of the Company and its industry and also facilitates effective communication between the Company's management and the Board. The Board also believes that, in light of the combined role of the Chairman and Chief Executive Officer at the Company, it is beneficial to the Company and its investors to have a strong Lead Independent Director with clearly defined roles and responsibilities. The Board also believes that having Mr. Frist serve as Chairman of the Board provides an efficient and effective leadership model for us by fostering clear accountability, effective decision making, and alignment of corporate strategy. The Board believes that its current management structure, taking into account the significant duties of the Lead Independent Director as described below, is in the best interest of shareholders and strikes an appropriate balance for the Company.

Thompson S. Dent serves as Lead Independent Director—a position that, at HealthStream, entails significant responsibility for independent Board leadership as noted in more detail below. During his tenure as a director, Mr. Dent has demonstrated strong leadership skills and independent thinking as well as a deep understanding of the Company’s business.

Lead Independent Director

The position of Lead Independent Director at HealthStream comes with a clear mandate and significant authority and responsibilities under a Board-approved charter. These responsibilities and authority include, but are not limited to, the following:

●	presiding at all meetings of the Board at which the Chairman and Chief Executive Officer is not present, including executive sessions of the independent Directors;
●	having the authority to call meetings of the independent Directors;
●	serving as a liaison between the independent Directors and the Chairman and Chief Executive Officer;
●	approving, in consultation with the Nominating and Governance Committee and Chairman and Chief Executive Officer, meeting agendas for the Board;
●	approving the type of information sent to the Board;
●	facilitating the Board’s approval of the number and frequency of Board meetings and approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;
●	being regularly apprised of inquiries from shareholders and involved in correspondence responding to these inquiries, when appropriate; and
●

being available to meet with major shareholders, upon their reasonable request, to receive input and ensure that such input is communicated to the independent directors and, as appropriate, management.

The Charter of the Lead Independent Director can be found on our website at www.healthstream.com (under the “Corporate Governance” section of the Investor Relations page).

Risk Oversight

The Board believes that an effective risk management system should be focused on (1) timely identifying the material risks that the Company faces, (2) communicating necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board committee, (3) implementing appropriate and responsive risk management strategies consistent with the Company's risk profile, and (4) integrating risk management into Company decision-making. The Board has designated the Audit Committee as being primarily responsible for overseeing risk management at a board level and has delegated certain specific categories of risk oversight matters to the Audit Committee. Additionally, the Audit Committee makes periodic reports to the Board regarding briefings and reports provided by management and advisors regarding various risk oversight matters as well as the Audit Committee's own analysis and conclusions regarding the adequacy of the Company's risk management program. Moreover, the Audit Committee oversees significant financial risk exposures and the steps that management has taken to monitor, control, and report such exposures. In addition, the Audit Committee evaluates and oversees on a regular basis risks associated with cybersecurity and information security as well as the development, deployment, and use of artificial intelligence technologies. A summary of this review is also provided by management to the Board during each quarterly Board meeting. In addition, the Board encourages management to promote a corporate culture that incorporates risk management into the Company's corporate strategy and day-to-day business operations. The Board also works, with the input of the Company's executive officers, to assess and analyze the most likely areas of future risk for the Company.

In addition to the oversight responsibilities of the Audit Committee as summarized above, the Board has delegated certain other categories of risk oversight to the other standing committees of the Board within their areas of responsibility or as may otherwise be delegated by the Board. In this regard, on an annual basis the Nominating and Corporate Governance Committee, in conjunction with the Audit Committee, reviews and recommends an Incident Response Policy for the Board’s approval. The Incident Response Policy is intended to categorize certain risk scenarios, designate members of senior management charged with addressing them, and provide for escalation of certain risk events from management to the appropriate Board Committee or the Board as a whole. In addition, the Nominating and Corporate Governance Committee oversees ESG risks which may impact the Company. Moreover, the Compensation Committee considers the risks that may be implicated by our executive compensation programs. Based upon the comprehensive review of the executive compensation programs, the Compensation Committee has concluded that the Company’s executive compensation programs are not reasonably likely to have a material adverse effect on the Company as a whole.

Corporate Responsibility – Environmental, Social, and Governance

Our approach to environmental, social, and governance (“ESG”) matters is grounded in the HealthStream Constitution, which articulates the Company’s vision, values, and business principles and serves as a foundational guide for how we conduct our business. The Constitution informs our culture, decision‑making, and expectations for employee behavior and accountability across the organization. By aligning our ESG initiatives with the principles set forth in the HealthStream Constitution, we seek to integrate responsible business practices into our operations in a manner that supports long‑term value creation for our shareholders and other stakeholders. Both the Nominating and Corporate Governance Committee and the Board receive periodic reports from management on our ESG initiatives, which include the following:

Corporate Culture Initiatives. We are committed to fostering a work culture that promotes equal opportunity. Additionally, we believe that our commitment to creating a more inclusive organization makes us a stronger organization and, in turn, drives our actions to make a positive impact on the equitable delivery of healthcare.

Community Engagement. Guided by our Constitutional value of “streaming good,” we strive to create a positive social impact on the communities we serve. Being outstanding stewards of our communities – at all levels – is expected of employees as we recognize the value of “giving back” to others. We live this value through our Streaming Good corporate social responsibility program which enables employees to participate in various initiatives to support our current selected organization, The Alzheimer's Association. Additionally, all employees are provided with paid time off to volunteer at the not-for-profit organization of their choosing through our Paid Time Off program.

Environmental Sustainability. We believe in operating our business in an environmentally responsible manner, as evidenced by our selection of a LEED-certified building as our corporate headquarters.

Nominating Committee Process and Board Diversity

The Nominating and Corporate Governance Committee is responsible for identifying qualified individuals to serve as members of the Company’s Board as well as reviewing the qualifications and performance of incumbent directors to determine whether to recommend them to the Board as nominees for re-election. In identifying candidates for membership on the Board, the Nominating and Corporate Governance Committee takes into account all factors it considers appropriate, which may include (a) ensuring that the Board, as a whole, is diverse and consists of individuals with various and relevant career experience, technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as an “audit committee financial expert,” as that term is defined by the rules of the SEC), and/or local or community ties, (b) appropriate qualifications on an individual level, including strength of character, mature judgment, time availability, familiarity with the Company’s business and industry, independence of thought, and an ability to work collegially, and (c) other diversity considerations, including the gender, racial, and ethnic diversity of potential board candidates. The Nominating and Corporate Governance Committee also may consider the extent to which the candidate would fill a present need on the Board. With respect to new candidates for Board service, a full evaluation generally also includes a detailed background check.

The Board values a mix of perspectives, experiences, and skills to support effective oversight and strategic decision-making. While the Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating and Corporate Governance Committee strives to nominate directors with a variety of complementary skills and backgrounds so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company's business.

The Board currently includes three female members and one member of Middle Eastern ethnicity.

The Nominating and Corporate Governance Committee will consider nominees for the Board recommended by shareholders as provided below. Shareholders may propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting the names and supporting information to: General Counsel and Corporate Secretary, HealthStream, Inc., 500 11th Avenue North, Suite 850, Nashville, Tennessee 37203. The Nominating and Corporate Governance Committee will only consider candidates who are recommended by shareholders in accordance with the procedures set forth above under “What is the Deadline for Submitting Other Business or Nominations for the 2027 Annual Meeting?”

Limitations on Other Board Service

Our Code of Conduct and Governance Principles provide that a director may not serve on more than two other public company boards without Board approval. Otherwise, we do not believe that our directors should be categorically prohibited from serving on boards and/or board committees of other organizations. Service on boards and/or committees of other organizations must also be consistent with our conflict of interest policy, as set forth in our Code of Conduct and Code of Ethics for executive officers and directors, which, among other things, require a director to provide notice to the Board of his or her acceptance of a nomination to serve on the board of another public company.

Communication with the Board

Shareholders may communicate with any of the Company’s directors by writing to them c/o HealthStream, Inc., 500 11th Avenue North, Suite 850, Nashville, Tennessee 37203. Shareholders may also communicate with our directors by sending an email to boardofdirectors@healthstream.com. Shareholders may communicate with the chair of any committee by sending an email to auditchair@healthstream.com (Audit Committee), nomgovchair@healthstream.com (Nominating and Corporate Governance Committee), or compchair@healthstream.com (Compensation Committee), or with our outside directors as a group by sending an email to outsidedirectors@healthstream.com. Shareholders may also communicate with the Lead Independent Director by sending an email to LID@healthstream.com. Sneha Oakley, Vice President, General Counsel is our Compliance Officer, and she reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Compliance Officer, deals with the functions of the Board or committees thereof or that she otherwise determines requires their attention. Our Compliance Officer reserves the right to reject from this process any material that is harassing, unduly offensive or otherwise not credible, or that solicits business on behalf of the sender. Concerns relating to accounting, financial reporting, internal controls, or auditing matters are immediately brought to the attention of the Company’s Audit Committee and handled in accordance with procedures established by the Audit Committee. Concerns relating to the Board’s overall governance are brought to the immediate attention of the Lead Independent Director and are handled in accordance with procedures established by the Lead Independent Director.

Certain Relationships and Related Transactions

The Board has adopted a written Related-Party Transactions Policy (the “Policy”) providing for approval of transactions in which (1) the aggregate amount involved will or may be reasonably expected to exceed $120,000 in any calendar year, (2) the Company or any of its subsidiaries is a participant, and (3) any of our directors, director nominees, executive officers, greater than five percent beneficial owners, or an immediate family member of any of the foregoing individuals (“Related Party”) has or will have a direct or indirect material interest (other than solely as a result of being a director, officer or a less than ten percent beneficial owner of another entity) (“Related Party Transaction”). A copy of the Policy may be accessed in the “Corporate Governance” section of the Investor Relations page of our website at www.healthstream.com.

The Board has determined that the Audit Committee is best suited to review and approve Related Party Transactions. Pursuant to the Policy, the Audit Committee reviews Related Party Transactions and determines whether or not to approve or ratify those Related Party Transactions and may also review and approve transactions with Related Parties that do not constitute a “Related Party Transaction” as defined above as the result of not meeting the dollar or materiality thresholds set forth above; provided, however, that the Chair of the Audit Committee will review and consider any Related Party Transaction if it is not practicable for the entire committee to consider such matter. The Policy provides that the Audit Committee (or Chair) will take into account the following factors, as applicable, in connection with its review of the Related Party Transaction:

●	The Related Party’s interest in the Related Party Transaction;
●	The approximate dollar value of the amount involved in the Related Party Transaction;
●	The approximate dollar value of the amount of the Related Party’s interest in the transaction without regard to the amount of any profit or loss;
●	Whether the transaction was undertaken in the ordinary course of business of the Company;
●	Whether the transaction with the Related Party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
●	The purpose of, and the potential benefits to the Company of, the Related Party Transaction;
●	Required public disclosure, if any; and
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Any other information regarding the Related Party Transaction or the Related Party in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

As set forth in the Policy, the Audit Committee has reviewed the types of Related Party Transactions described below and determined that each of the following types of Related Party Transactions shall be deemed to be pre-approved by the Audit Committee, even if the aggregate amount involved will exceed $120,000, unless otherwise specifically determined by the Audit Committee:

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Any employment by the Company of an executive officer of the Company or any of its subsidiaries, as long as the executive officer is not an immediate family member of another executive officer, director, or nominee for director of the Company, and the related compensation is approved (or recommended to the Board for approval) by the Company’s Compensation Committee;

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Any compensation paid to a director if the compensation is consistent with the Company’s director compensation policies and is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K promulgated by the SEC;

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Any transaction with another company at which a Related Party’s only relationship is as an employee (other than an executive officer or director) or beneficial owner of less than ten percent of that company’s equity, if the aggregate amount involved does not exceed the greater of $1,000,000, or two percent of that company’s total annual revenues;

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Any charitable contribution, grant, or endowment by the Company to a charitable organization, foundation, or university at which a Related Party’s only relationship is as an employee (other than an executive officer or director), if the aggregate amount involved does not exceed the greater of $1,000,000, or two percent of the charitable organization’s total annual receipts; and

●

Any transaction where the Related Party’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis (e.g., dividends).

Since January 1, 2025, the Company has not been a participant in any transaction, and is not a participant in any currently proposed transaction, with any of our directors, executive officers, greater than five percent beneficial owners, or their respective immediate family members which would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act.

Compensation Committee Interlocks

The members of the Compensation Committee are responsible for determining executive compensation and equity-based grants to executive officers. The Compensation Committee is comprised of (and during 2025 was comprised of) Frank Gordon, Jeffrey L. McLaren, and Linda Rebrovick, each of whom is independent within the meaning of the listing standards of Nasdaq. Other than Mr. McLaren, who served as the Company’s President from 1990 to 2000 and as Chief Product Officer from 1999 to 2000, none of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company’s executive officers, members of the Compensation Committee, or entities whose executive serves on the Board or the Compensation Committee that require disclosure under applicable SEC rules.

Code of Conduct

The Company has established a Code of Conduct that applies to all directors and employees of HealthStream, Inc. The purpose of the Code of Conduct is, among other things, to provide written standards for our directors and employees that are reasonably designed to support high standards of business and personal ethics in the discharge of their duties. A copy of the Code of Conduct may be accessed in the “Corporate Governance” section of the Investor Relations page of our website at www.healthstream.com. In addition, the Company intends to post waivers, if any, from its Code of Conduct involving directors and executive officers of the Company at this location on its website.

Code of Ethics for Executive Officers and Directors

The Company has established a Code of Ethics that applies to all executive officers and directors of HealthStream, Inc., including our principal executive officer, principal financial officer, and principal accounting officer. The purpose of the Code of Ethics is, among other things, to provide written standards that are reasonably designed to deter wrongdoing and to promote: honest and ethical conduct, including ethical handling of actual or apparent conflicts of interest; full, fair, accurate, timely, and understandable disclosure in reports and documents filed with the SEC and other public communications by the Company; compliance with applicable governmental laws, rules, and regulations; prompt internal reporting of violations of the code; and accountability for adherence to the Code of Ethics. A copy of the Code of Ethics may be accessed in the “Corporate Governance” section of the Investor Relations page of our website at www.healthstream.com. In addition, the Company intends to post amendments to or waivers, if any, from its Code of Ethics at this location on its website.

Succession Planning

Annually, during an executive session of our directors, our Board reviews the Company’s succession plan. In preparation for this session, the Nominating and Corporate Governance Committee reviews the Company’s succession plan with our Chairman and Chief Executive Officer.

Director Orientation

Upon the election of a new director, management and the Nominating and Corporate Governance Committee conduct an orientation session with the new director. During this session, the director is provided with an overview of the Company’s operations, its organizational structure, its products and services, management’s risk assessment, corporate governance documents and guidelines, compliance, and reporting requirements, as well as our annual Board calendar. Orientation is further customized for any particular new director to address anticipated committee assignments or specific requests of our directors.

Strategic Planning

The Board and executive team meet annually to review the Company’s strategic plan. During this session, discussions include a high-level review of the Company’s mission and vision as well as the Company’s strategic plan for the next three to five years.

Recoupment Policy

We maintain a Compensation Recoupment Policy (the "Compensation Recoupment Policy") as required by the final recoupment rules adopted by the SEC, pursuant to Section 10D and Rule 10D-1 of the Securities Exchange Act of 1934 (“Rule 10D-1”), and the applicable rules of Nasdaq, as set forth in Nasdaq Listing Rule 5608 (the “Nasdaq Rules” and, together with Rule 10D-1, the “Final Clawback Rules”). The Compensation Recoupment Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation (as defined in the Compensation Recoupment Policy) on a pre-tax basis from current and former executive officers (as defined in Rule 10D-1) of the Company within a specified lookback period in the event that the Company is required to prepare an accounting restatement, subject to limited impracticability exceptions, in accordance with the Final Clawback Rules. The Compensation Recoupment Policy does not provide for enforcement discretion by the Compensation Committee (subject to the impracticability exceptions referenced above) and requires recovery of such compensation regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement.

The Compensation Recoupment Policy was filed as Exhibit 99 to the Company's Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 27, 2026.

Insider Trading Policy

The Company maintains an insider trading policy (the “Insider Trading Policy”), which governs the purchase, sale, and other dispositions of the Company’s securities by employees, directors, executive officers, and the Company itself, that we believe is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the Nasdaq listing standards. The full text of our Insider Trading Policy was filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 27, 2026.

Anti-Hedging Policy

The Company's Insider Trading Policy referenced above includes an anti-hedging policy that prohibits the Company’s directors, executive officers, and certain other key employees, including vice presidents and associate vice presidents, from engaging in hedging or monetization transactions with respect to the Company’s securities. The Board believes that it is inappropriate for directors, executive officers, and such key employees to hedge or monetize transactions to lock in the value of holdings in the Company’s securities. Such transactions, while allowing the holder to own the Company’s securities without the full risks and rewards of ownership, potentially separates the holder’s interests from those of the public shareholders of the Company. Moreover, certain short-term or speculative transactions in the Company’s securities create the potential for heightened legal risk and/or the appearance of improper or inappropriate conduct involving the Company’s securities.

Director Compensation

Overview. Our Compensation Committee has approved a compensation program for non-employee directors (i.e., all directors other than the Company's Chief Executive Officer and Chairman), which consists of both cash and equity-based compensation as further described below. Non-employee director compensation is typically reviewed annually by the Compensation Committee, and adjusted if needed, on the same cycle as our executive compensation.

2025 Cash Compensation of Directors. During 2025, we paid each non-employee director an annual retainer of $30,000, provided that : (i) all members of the Audit Committee received an annual retainer of $32,500, (ii) Charles E. Beard, Jr., a member of the audit committee, received an additional annual retainer of $7,479 in connection with his appointment to the board in March 2025, (iii) the Audit Committee Chair and Lead Independent Director/Nominating and Corporate Governance Chair each received an additional retainer of $10,000, and (iv) the Compensation Committee Chair received an additional retainer of $2,750. These amounts (other than the additional annual retainer paid to Mr. Beard as noted above) were unchanged in comparison to the cash compensation paid to our non-employee directors in 2024. In addition, non-employee directors have the option to elect to receive shares of HealthStream, Inc. common stock pursuant to the terms of the 2022 Plan in lieu of the cash compensation otherwise payable to such non-employee directors (with such number of shares to be based on the fair market value of our common stock at such times that the cash compensation would otherwise be payable) by making an election to this effect by the end of the prior calendar year. Mr. Gordon was our only director to elect this option in respect of cash compensation payable to our directors during 2025.

2025 Equity Compensation of Directors. During 2025, we granted 3,048 restricted share units (“RSUs”) (with a grant date fair value of $85,009) under our 2022 Plan to each non-employee director, with the exception of Charles E. Beard, Jr. who received an additional grant of 701 RSUs (with a grant date fair value of $19,551) in connection with his appointment to the board in March 2025, under our 2022 Plan. The RSUs vest annually, in three equal increments as of the first, second, and third anniversaries of the grant date provided that the non-employee director continues to serve as a director on such vesting dates. The grant date fair value of the RSUs granted to directors in 2025 was approximately $3,000 more than the grant date fair value of RSUs granted to directors in 2024. Directors must remain in the service of the Company as a director for the RSUs to vest unless otherwise determined by the Compensation Committee. In connection with the retirement of William W. Stead, M.D. as a director on May 29, 2025, the Compensation Committee approved the acceleration of the vesting of unvested RSUs of Dr. Stead which had been awarded in 2023 and 2024 (which accelerated RSUs constituted 5,270 RSUs in the aggregate).

Employee directors are not eligible for any compensation for service on the Board or its committees.

Summary of 2025 Director Compensation. The following table sets forth the compensation for the Company’s non-employee directors during 2025.

	Fees Earned -	Fees Earned -	Stock
Name	Paid in Cash ($)	Paid in Stock ($) (1)	Awards ($) (2)	Total ($)
Charles E. Beard, Jr.	$39,979	$—	$104,560	$144,539
Thompson S. Dent	40,000	—	85,009	125,009
Frank Gordon	—	32,743	85,009	117,752
A. Alex Jahangir, M.D.	30,000	—	85,009	115,009
Jeffrey L. McLaren	30,000	—	85,009	115,009
Terry Allison Rappuhn	42,500	—	85,009	127,509
Linda Rebrovick	32,500	—	85,009	117,509
William W. Stead, M.D.	—	—	146,980	146,980
Deborah Taylor Tate	30,000	—	85,009	115,009

(1)	Reflects shares of common stock issued to non-employee directors who elected to receive shares in lieu of the cash compensation otherwise payable to such non-employee directors (which number of shares was based on the fair market value of our common stock at such time that the cash compensation was otherwise payable during 2025) as noted above.
(2)

Represents the aggregate grant date fair value of the RSUs granted to non-employee directors in 2025 computed in accordance with FASB ASC Topic 718. For significant assumptions with regard to such valuation, see Note 10 – Stock Based Compensation in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026.

(3)	Represents the fair value computed in accordance with FASB ASC Topic 718 associated with the acceleration in 2025 of the vesting of Dr. Stead's unvested RSUs granted in 2023 and 2024 as set forth in the narrative above. Dr. Stead retired at our Annual Meeting on May 29, 2025.

The following table shows the aggregate number of outstanding RSUs held by each non-employee director at fiscal year-end 2025.

Name	Restricted Share Unit Awards Outstanding
Charles E. Beard, Jr.	3,749
Thompson S. Dent	6,186
Frank Gordon	6,186
A. Alex Jahangir, M.D.	6,186
Jeffrey L. McLaren	6,186
Terry Allison Rappuhn	6,186
Linda Rebrovick	6,186
Deborah Taylor Tate	6,186

Executive Officers

The following table sets forth certain information regarding the executive officers of the Company. Information pertaining to Mr. Frist, who is both a director and an executive officer of the Company, is located in the section entitled “Directors.”

Name	Position with the Company	Age
Michael M. Collier	Executive Vice President, Corporate Strategy, Development, and Operations	50
Trisha L. Coady	Executive Vice President, Workforce Development Solutions	50
Kevin P. O’Hara	Executive Vice President, Workforce Platform and Applications	57
Scott A. Roberts	Senior Vice President and Chief Financial Officer	49
Jeffrey D. Cunningham	Senior Vice President and Chief Technology Officer	59
M. Scott McQuigg	Senior Vice President, Digital & Network Development	58
Scott Fenstermacher *	Senior Vice President, Sales	57
Jennifer H. LoPresto **	Senior Vice President, Sales	53

* Scott Fenstermacher resigned from his position effective January 1, 2026, and transitioned to a part-time role as an Executive-in-Residence, as was previously disclosed by the Company on February 23, 2026.

** Jennifer H. LoPresto was promoted to this position effective January 1, 2026, as was previously disclosed by the Company on February 23, 2026.

Michael M. Collier joined the Company in August 2011 as Vice President and General Counsel and shortly thereafter began serving as the Vice President of Business Development and General Counsel. He was promoted to Senior Vice President in July 2017 and then again in April 2022 to Executive Vice President, Corporate Strategy and Development. In February 2025, Mr. Collier was promoted to Executive Vice President, Corporate Strategy, Development, and Operations. From August 2011 through the end of 2022, Mr. Collier also served as the Company’s Corporate Secretary. He graduated with both a Bachelor of Arts and Master of Arts in Philosophy and Religion from University of Tennessee-Knoxville and earned a Juris Doctorate ("J.D.") from University of California, Berkeley – School of Law.

Trisha L. Coady joined the Company in January 2014 and served as Associate Vice President and subsequently Vice President and General Manager of Clinical Development Solutions from June 2015 to November 2018. In November 2018, she was promoted to Senior Vice President and General Manager of Clinical Solutions. As of February 2025, Ms. Coady was promoted to Executive Vice President, Workforce Development Solutions. She earned a Bachelor of Science in Nursing degree from Université de Moncton.

Kevin O’Hara joined the Company in January 2021 as Senior Vice President and General Manager of Platform Solutions and was promoted in August 2024 to Senior Vice President of Platform Solutions and Product Strategy. As of February 2025, Mr. O’Hara was promoted to Executive Vice President, Workforce Platform and Applications. Prior to joining the Company, he served as Chief Product Officer for Caresyntax for one year and as Chief Executive Officer for Syus, a predecessor entity, for eight years. He earned a Bachelor of Arts in Public Policy Studies and a J.D. from Vanderbilt University.

Scott A. Roberts joined the Company in January 2002 and served as Vice President of Accounting and Finance beginning in January 2015, following service in multiple positions to which he was promoted. Thereafter, Mr. Roberts was appointed as interim Chief Financial Officer in February 2019 and was appointed as Chief Financial Officer and Senior Vice President of the Company in September 2019. He earned a Bachelor of Business Administration degree from Middle Tennessee State University.

Jeffrey D. Cunningham joined the Company in July 2017 as Senior Vice President and Chief Technology Officer. Prior to joining the Company, he founded and served as Chief Technology Officer and Chief Strategy Officer for Informatics Corporation of America for twelve years. He earned a Bachelor of Science in Computer Science from University of North Texas.

M. Scott McQuigg joined the Company in January 2019 as Senior Vice President of hStream Solutions and then served as General Manager of Scheduling Solutions. Mr. McQuigg currently serves as Senior Vice President of Digital & Network Development. Prior to joining the Company, he co-founded and served as Chief Executive Officer for GoNoodle for thirteen years. Before this role, he co-founded and served as Chief Executive Officer of HealthLeaders.

Scott Fenstermacher joined the Company in 2012 and served as Vice President of Sales beginning in 2017 and was promoted to Senior Vice President of Sales in January 2021, a position in which he served until the end of 2025. He graduated from University of Pittsburgh with a Bachelor of Arts and a Bachelor of Science.

Jennifer H. LoPresto joined the Company in 2013 and has served in multiple leadership roles within the Company's sales force before being promoted to Senior Vice President of Sales in January 2026. She earned a Bachelor of Science in International Business from Florida Atlantic University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Company Performance in 2025 and Impact on Executive Compensation

In 2025, the Company continued its focus on improving patient outcomes through the development of healthcare organizations’ greatest asset: their people.

Below is an overview of the Company’s performance in 2025 as compared to 2024.

●	Revenue. Revenue of $304.1 million, an increase of 4.3 percent;
●	Operating income. Operating income of $20.2 million, a decrease of 4.9 percent;
●	Net income. Net income of $18.3 million, a decrease of 8.3 percent; and
●	Adjusted EBITDA(1). Adjusted EBITDA of $71.8 million, an increase of 7.5 percent.

(1)

Adjusted EBITDA is a non-GAAP financial measure. See Appendix A for a definition of adjusted EBITDA, an explanation as to why we believe adjusted EBITDA presents useful information to investors, and a reconciliation of adjusted EBITDA to the most comparable GAAP measure (net income).

We ended 2025 with $57.0 million in cash, cash equivalents, and marketable securities and full availability under our $50.0 million revolving credit facility, subject to certain covenants and minimum liquidity requirements, until the expiration of such facility in October 2026.

The Company's Named Executive Officers for the year ended December 31, 2025 were as follows:

●	Robert A. Frist, Jr., Chief Executive Officer
●	Scott A. Roberts, Senior Vice President and Chief Financial Officer
●	Michael M. Collier, Executive Vice President, Corporate Strategy, Development, and Operations (Mr. Collier was promoted to this position in February 2025 and served as Executive Vice President, Corporate Strategy and Development until this promotion)
●	Kevin P. O'Hara, Executive Vice President, Workforce Platform and Applications (Mr. O’Hara was promoted to this position in February 2025 and served as Senior Vice President, Platform Solutions until this promotion)
●	Trisha L. Coady, Executive Vice President, Workforce Development Solutions (Ms. Coady was promoted to this position in February 2025 and served as Senior Vice President, Workforce Development Solutions until this promotion)

Compensation decisions for Named Executive Officers in 2025 reflected the results of the Company’s performance and are summarized in the bullets below.

●	The Company increased the base salaries of Messrs. Frist, Roberts, Collier, and O'Hara, and Ms. Coady between three and eight percent in comparison to 2024 levels.
●

Named Executive Officers were eligible to receive short-term awards in the form of a cash bonus under the Company’s 2025 Cash Incentive Bonus Plan. The threshold and target amounts payable under the 2025 Cash Incentive Bonus Plan were based on the level of attainment of the Company's Adjusted EBITDA (as defined under the 2025 Cash Incentive Bonus Plan) during 2025. The Company's Adjusted EBITDA (as so defined under the 2025 Cash Incentive Bonus Plan) achieved 99.6% the target level of attainment for 2025, and as such Messrs. Frist, Collier, and O'Hara and Ms. Coady received 97.6% of their target payout opportunity of 40% of base salary, which equaled 39.0% of their base salary, and Mr. Roberts received 97.6% of his target payout opportunity of 35% of base salary, which equaled 34.2% of his base salary. Additionally, under the terms of the 2025 Cash Incentive Bonus Plan, in the event that the target level of Adjusted EBITDA (as defined under such plan) was fully achieved, Named Executive Officers were also eligible to receive an additional payment (the "Stretch Bonus Amount") in an amount equal to a percentage between 0% and 16% of base salary based on the achievement of certain revenue growth percentage targets (as defined under the 2025 Cash Incentive Bonus Plan) established by the Compensation Committee. The Company did not achieve the target level of Adjusted EBITDA as noted above or the revenue growth percentage targets, and, therefore, no Stretch Bonus Amount was received by any Named Executive Officer under the Company's 2025 Cash Incentive Bonus Plan.

●

RSUs subject to time-based vesting were granted as part of the Company’s annual equity grants in the following amounts: 4,962 RSUs granted to each of Messrs. Frist, Collier, and O'Hara and Ms. Coady and 3,970 RSUs granted to Mr. Roberts.

●

Stock options and RSUs subject to time-based vesting were granted as part of a special equity grant to all participants of the Company's equity program, including to our Named Executive Officers, in December 2025 in the following amounts: 9,402 stock options granted to each of Messrs. Frist, Collier, and O'Hara and Ms. Coady and 7,522 to Mr. Roberts; and 3,134 time-based RSUs granted to each of Messrs. Frist, Collier, and O'Hara and Ms. Coady and 2,507 time-based RSUs granted to Mr. Roberts.

●	Performance-based RSUs were awarded to Messrs. Collier and O'Hara and Ms. Coady in February 2025 in connection with their respective promotions and expanded responsibilities commencing at such time, as well as in recognition of their executive leadership and to incentivize such executives in connection with the Company's achievement of key annual performance objectives. In addition, performance-based RSUs were awarded to Mr. Roberts in February 2025 in recognition of his executive leadership and to incentivize him in connection with the Company's achievement of key annual performance objectives. In connection with these awards, Messrs. Collier and O'Hara and Ms. Coady were granted 12,023 performance-based RSUs and Mr. Roberts was granted 3,606 performance-based RSUs in February 2025. These RSUs are eligible for vesting in five increments of 10%, 15%, 20%, 25%, and 30% in February 2026, 2027, 2028, 2029, and 2030, respectively, based on the Company's level of achievement of annual financial targets established on an annual basis for the fiscal year preceding such vesting. The performance-based RSUs granted to Messrs. Collier, O'Hara, and Roberts and Ms. Coady in 2025, which were eligible for vesting in February 2026 based on 2025 performance, as well as the performance-based RSUs granted to Mr. O'Hara in 2024 and the performance-based RSUs granted to Messrs. Collier, O'Hara, and Roberts and Ms. Coady in 2022 and 2023, all of which were eligible for vesting in early 2026 based on 2025 performance, vested in full based on the Company’s level of attainment of 2025 RSU Company Adjusted EBITDA (as defined below), which was the performance metric for 2025 for all of these RSUs.

Overview of Compensation Process. The Compensation Committee is responsible for setting the compensation of the Company’s executive officers, overseeing the Board’s evaluation of the performance of our Chief Executive Officer, and administering the Company’s equity-based and incentive plans for our Named Executive Officers, among other things. The Compensation Committee undertakes these responsibilities pursuant to a written charter adopted by the Compensation Committee, which is reviewed at least annually by the Compensation Committee. The Compensation Committee Charter may be accessed on our website in the “Corporate Governance” section of our Investor Relations page at www.healthstream.com.

The Compensation Committee did not engage any compensation consultant in relation to the Compensation Committee’s evaluation of director and executive officer compensation in 2025.

The Compensation Committee annually reviews executive compensation and the Company’s compensation policies to ensure that our Chief Executive Officer and other executive officers are rewarded appropriately for their contributions to the Company and that our overall compensation strategy supports the objectives and values of our organization, as well as shareholder interests. The Compensation Committee also annually reviews the executive officers’ expense reimbursements with the Company’s Controller.

The Compensation Committee solicits the views and recommendations of our Chief Executive Officer when setting the base salaries of each member of the executive team, other than the Chief Executive Officer, given his insight into internal pay equity and positioning issues, as well as executive performance. At a Compensation Committee meeting typically held during the first quarter of each year, the Chief Executive Officer summarizes his assessment of the performance during the previous year of each member of the executive team, other than the Chief Executive Officer, including his recommendations on compensation for such members of the executive team, other than the Chief Executive Officer. Following the Chief Executive Officer’s presentation and Compensation Committee discussion, the Compensation Committee discusses and approves the compensation for each member of the executive team, other than the Chief Executive Officer, based on competitive considerations, the Chief Executive Officer’s assessment of individual performance, the Company’s overall performance, and the executive’s current compensation package.

The process is similar for determining the compensation for the Chief Executive Officer, except that the Chief Executive Officer does not provide the Compensation Committee with a recommendation or otherwise participate in discussions regarding his compensation. The Compensation Committee meets in executive session to discuss and approve the Chief Executive Officer’s compensation, based on its assessment of the Chief Executive Officer’s performance, the Company’s performance, competitive considerations, the Chief Executive Officer’s current compensation package, and other factors which may be deemed appropriate by the Compensation Committee. The Compensation Committee also solicits comments about the Chief Executive Officer’s performance from all other independent directors.

2025 Advisory Vote on Executive Compensation. At the Company’s 2025 annual meeting of shareholders, shareholders holding approximately 94% of the votes cast voted to approve, on an advisory basis, our executive compensation as described in our proxy statement. The Compensation Committee believes the result of this vote affirmed shareholders’ support of the Company’s approach to executive compensation.

Compensation Philosophy. The fundamental objective of our executive compensation policies is to attract and maintain executive leadership that will execute the Company’s business strategy, uphold the Company’s mission, vision, and values, and deliver results and long-term value to the Company’s shareholders. Accordingly, the Compensation Committee seeks to develop and maintain a compensation structure that will attract, retain, and motivate highly qualified and high-performing executives through compensation that is fair, balanced, aligned with shareholder interests, and linked to overall financial performance.

We believe we have a strong “pay for performance” philosophy designed to reward executive officers for maximizing our success, as determined by our performance relative to our financial and operational goals. The Compensation Committee’s compensation philosophy for the executive team emphasizes an overall analysis of the executive’s performance for the past year, projected role and responsibilities for the coming year, required impact on execution of the Company’s strategy, total cash and equity compensation, and other factors the Compensation Committee deems appropriate. In addition, while the Compensation Committee may consider information regarding executive compensation paid at companies comparable to the Company as part of a “market check” with the goal of ensuring that the compensation paid to our Named Executive Officers is reasonably competitive in comparison to compensation at such comparable companies, the Compensation Committee does not target or benchmark any element of compensation or the total compensation paid to our Named Executive Officers based on compensation surveys or data or the executive compensation practices of other public companies. Our philosophy also considers employee retention, vulnerability to recruitment by other companies, and the difficulty and costs associated with replacing executive talent. Based on these objectives, the Compensation Committee has determined that our Company should provide its executives compensation packages comprised of three primary elements: (i) base salary, which reflects individual performance and is designed to provide a secure level of guaranteed cash compensation; (ii) annual cash bonuses based on the overall financial performance of the Company in accordance with annual goals established by the Compensation Committee; and (iii) long-term equity-based incentive awards which further align the interests between executive officers and our shareholders.

The specific analysis regarding the components of total executive compensation for 2025 is described below. The primary components of the 2025 program were cash compensation, consisting of a base salary and bonuses and equity incentives, consisting of time-based RSUs, performance-based RSUs, and stock options.

Base Salary. We seek to provide base salaries for our executive officers that provide a secure level of guaranteed cash compensation in accordance with their experience, professional status, and job responsibilities. Each year, the Compensation Committee reviews and approves a revised annual salary plan for executive officers, taking into account several factors, including prior year salary, responsibilities, tenure, performance, salaries paid by similar companies for comparable positions solely for purposes of a “market check” with the goal of ensuring that the Company’s base salary levels are reasonably competitive compared to base salary levels at similar companies, and the Company’s recent financial performance. Taking these factors into account, the Compensation Committee approved base salaries for the Named Executive Officers in the amounts in the following table.

	2025 Base	2024 Base	Percentage
Name	Salary (1)	Salary (1)	Increase
Robert A. Frist, Jr.	$405,000	$391,500	3.4%
Scott A. Roberts	348,500	335,000	4.0%
Michael M. Collier	385,000	364,000	5.8%
Kevin P. O'Hara	375,000	348,500	7.6%
Trisha L. Coady	375,000	348,500	7.6%

(1)	Commencing May 1 of each year.

Cash Bonuses. In addition to base salary, our cash bonus plan compensation provides our executive officers with the potential for enhanced cash compensation based on the financial performance of the Company. In April 2025, the Compensation Committee adopted the 2025 Cash Incentive Bonus Plan for each Named Executive Officer and certain other vice presidents and management level employees of the Company. In connection with the adoption of the 2025 Cash Incentive Bonus Plan, the Compensation Committee established threshold and target performance objectives that would reward Named Executive Officers and certain other vice presidents and management level employees of the Company for achieving 2025 Incentive Plan Company Adjusted EBITDA goals (as defined below), and additional stretch performance objectives that would further reward Named Executive Officers and certain other vice presidents based on the achievement of revenue growth performance objectives in the event that the target level of attainment of 2025 Incentive Plan Company Adjusted EBITDA was met, as further described below. For purposes of this bonus calculation, “2025 Incentive Plan Company Adjusted EBITDA” was defined as our consolidated adjusted EBITDA for the year ended December 31, 2025, as publicly disclosed by the Company, subject to the following adjustments: (i) excluding acquisition-related expenses incurred during the year to the extent such expenses were in excess of the amount originally allocated to such purpose in the Company's 2025 budget, and (ii) excluding the impact on adjusted EBITDA from acquisitions and divestitures consummated during the year. For purposes of clarity, the calculation of consolidated adjusted EBITDA as publicly disclosed by the Company, as well as 2025 Incentive Plan Company Adjusted EBITDA, takes into account any bonus amounts payable by the Company under the 2025 Cash Incentive Bonus Plan. See Appendix A for additional information regarding adjusted EBITDA as publicly disclosed by the Company, including a reconciliation of adjusted EBITDA for the year ended December 31, 2025 to the most comparable GAAP measure, net income. The Compensation Committee chose 2025 Incentive Plan Company Adjusted EBITDA as the core measure under the 2025 Cash Incentive Bonus Plan because it believed that this was a key measure of our operating performance during 2025 and that this measure correlates over time with long-term shareholder value.

The 2025 Cash Incentive Bonus Plan for the Named Executive Officers was structured with a target payout opportunity of 35% of base salary for Mr. Roberts and 40% of base salary for Messrs. Frist, Collier, and O'Hara and Ms. Coady.

Under the 2025 Cash Incentive Plan, the bonus pool was funded in increments based on meeting or exceeding certain performance level goals. Once the "threshold" performance level (as set forth in the table below) is reached, then 25% of the target bonus pool was funded. Incremental adjusted EBITDA above the threshold performance level then begins to fund the remaining 75% of the target bonus pool up to 100% of the target bonus pool, which amount is reached upon achievement of the "target" performance level (as set forth in the table below). Moreover, payouts under the 2025 Cash Incentive Bonus Plan between such threshold and target performance levels would be linearly interpolated between threshold and target performance goal levels.

2025 Cash Incentive Bonus Plan Achievement Metrics
Threshold	Target
$ 68.5 million of Adjusted EBITDA	$ 72.0 million of Adjusted EBITDA

Additionally, under the 2025 Cash Incentive Bonus Plan, if the target 2025 Incentive Plan Company Adjusted EBITDA level was achieved, then the Named Executive Officers would be eligible to receive up to an additional 16% of their base salary to the extent that specified revenue growth performance metrics were achieved as described below (e.g., up to a maximum payout of 51% of base salary for Mr. Roberts and up to a maximum payout of 56% of base salary for Messrs. Frist, Collier, and O'Hara and Ms. Coady).

For the year ended December 31, 2025, the Compensation Committee established specific 2025 Incentive Plan Revenue Growth Percentage Rate (as defined below) targets in respect of this stretch performance goal. As a threshold requirement, the first 3.9% of the applicable growth percentage was required to be achieved through organic revenue growth. Additional revenue growth above 3.9% for purposes of the stretch performance goal could be achieved through a combination of organic growth and incremental revenue attributable to acquisitions.

For purposes of measuring revenue growth above the 3.9% organic growth threshold, "2025 Incentive Plan Revenue" means the Company's GAAP revenue for the year ended December 31, 2025, as reported in the Company's Form 10-K filed on February 27, 2026, adjusted to exclude the impact of any divestitures consummated during the year ended December 31, 2025. The applicable revenue growth percentage for "stretch" performance for achievement equaled the percentage increase in 2025 Incentive Plan Revenue compared to the Company's GAAP revenue for the year ended December 31, 2024 as reported in the Company's 2024 Form 10-K, filed on February 28, 2025 (the "2025 Incentive Plan Revenue Growth Percentage Rate").

Stretch payouts under the 2025 Cash Incentive Bonus Plan were set based on the following 2025 Incentive Plan Revenue Growth Percentage Rate levels with linear interpolation between such goal levels. As such, if the threshold 2025 Incentive Plan Revenue Growth Percentage Rate of 5.0% referenced in the chart below (which would represent 2025 Incentive Plan Revenue of $306.2 million) was not achieved, then no stretch payout would be made, whereas if the maximum 2025 Incentive Plan Revenue Growth Percentage Rate of 8.0% referenced in the chart below was achieved (which would represent 2025 Incentive Plan Revenue of $315.0 million), then the maximum additional stretch payout of 16% of base salary would be made:

2025 Stretch Bonus Plan Achievement Metrics
2025 Incentive Plan Revenue Growth Percentage Rate	Bonus Achievement as a Percentage of Base Salary
5.0%	4%
6.0%	8%
7.0%	12%
8.0%	16%

The bonus payment scale was established with the intent of aligning the interests of our Named Executive Officers with our shareholders and to incentivize our executive officers by funding the bonus pool incrementally based on the amount of 2025 Incentive Plan Company Adjusted EBITDA and 2025 Incentive Plan Revenue meeting or exceeding the performance levels of 2025 Incentive Plan Company Adjusted EBITDA and 2025 Incentive Plan Revenue Growth Percentage Rates set forth in the charts above. At the time that levels of attainment for 2025 Incentive Plan Company Adjusted EBITDA and 2025 Incentive Plan Revenue Growth Percentage were set under 2025 Cash Incentive Bonus Plan as described above, the Compensation Committee believed that such levels of attainment were appropriately challenging, taking into account the economic conditions then impacting the Company, and that achieving such levels of attainment (particularly at the target and stretch level) would require significant effort from our Named Executive Officers.

The 2025 Incentive Plan Company Adjusted EBITDA in 2025, as defined above, was approximately $71.7 million, which achieved 99.6% of the target performance level of $72.0 million. This achievement resulted in 97.6% of the target bonus payout of 35% of base salary for Mr. Roberts, which equaled 34.2% of his base salary, and 97.6% of the target bonus payout of 40% of the base salary for Messrs. Frist, Collier, and O'Hara and Ms. Coady, which equaled 39.0% of their base salary. The calculation of 2025 Incentive Plan Company Adjusted EBITDA included an adjustment of $0.3 million pursuant to clause (i) and an adjustment of $(0.4) million pursuant to clause (ii) of the first paragraph of this discussion under “Cash Bonuses”, as a result of adjusted EBITDA during the year ended December 31, 2025 associated with the businesses acquired pursuant to the two acquisitions we consummated in the fourth quarter of 2025. Accordingly, our 2025 Incentive Plan Company Adjusted EBITDA was less than our publicly disclosed adjusted EBITDA for the year ended December 31, 2025 by $0.1 million.

In addition, 2025 Incentive Plan Revenue was $304.1 million, which resulted in the 2025 Incentive Plan Revenue Growth Percentage Rate being less than 5.0%. As a result of the fact that 2025 Incentive Plan Revenue Growth Percentage Rate was less than 5.0%, as well as the fact that the Company did not achieve its target level for 2025 Incentive Plan Adjusted EBITDA, no applicable stretch bonuses were paid to our Named Executive Officers for 2025 performance.

Long-Term Stock-Based Incentive Compensation. As described above, one of our key compensation philosophies is that long-term stock-based incentive compensation strengthens the alignment of the interests of our executive officers with our shareholders. The Compensation Committee believes that the strategy of granting time-based vesting RSU awards is in the best interest of the Company and its shareholders, as the value of such awards is tied to the stock price of the Company, and executive officers only receive the benefit from these awards to the extent they continue their employment with the Company through the applicable vesting periods.

The Compensation Committee may also approve additional equity incentive awards (including performance-based equity awards and stock options) in certain circumstances, such as in connection with the promotion of an executive officer to a new position, the addition of new executive team members, in recognition of special contributions, past performance, leadership, or achievements by an executive officer, for retention purposes, or to further incentivize executive officers. Such additional equity incentive awards, such as performance-based RSU grants, are separate and distinct from the Company’s annual time-based RSU grants, and are awarded only when the Compensation Committee determines that such performance-based RSU grants are merited.

Time-Based RSU Awards. The Company's annual grant program for time-based RSUs is structured to provide for two semi-annual grants awarded approximately six months apart, rather than a single annual grant. This approach is designed, among other things, to promote retention through staggered vesting periods.

Consistent with this semi-annual grant framework, the Compensation Committee approved the first installment of the 2025 semi-annual grant of time-based RSUs to the Company's Named Executive Officers in March 2025 and the second installment in September 2025. The September 2025 awards had a grant date fair value approximately equal to the grant date fair value of the March 2025 awards. In addition, in December 2025, the Compensation Committee approved an additional grant of time-based RSUs, along with a grant of stock options as further described below, to the Named Executive Officers to recognize past performance and further incentivize future performance and retention, which awards had a grant date fair value approximately equal to the grant date fair value of the March 2025 and September 2025 awards. The time-based RSU awards made to our Named Executive Officers in March 2025, September 2025, and December 2025, as well as the additional grant of stock options made in December 2025, as noted below, were consistent with the Company’s retention, performance, and shareholder alignment objectives. The total grants of time-based RSU awards to our Named Executive Officers approved by the Compensation Committee in 2025 were as follows: Robert A. Frist, Jr. - 8,096 RSUs; Scott A. Roberts - 6,477 RSUs; Michael M. Collier - 8,096 RSUs; Kevin P. O'Hara - 8,096 RSUs; Trisha L. Coady - 8,096.

Each time-based RSU described above represents the contractual right to receive one share of the Company’s common stock subject to time-based vesting requirements as set forth below. The time-based RSUs approved in March 2025, September 2025, and December 2025 are subject to the terms of the 2022 Plan and the applicable award agreements and vest annually in four increasing increments of 15%, 20%, 30%, and 35% on the first through fourth anniversaries of the applicable grant date, respectively, subject to continued employment. Vesting may accelerate under certain circumstances as provided in the 2022 Plan and the applicable award agreements.

The chart below summarizes the time-based equity awards made to the Named Executive Officers in March 2025, September 2025, and December 2025. Performance-based equity awards made to the Named Executive Officers during 2025 are discussed in the narrative below the chart.

Name	Shares Subject to Time-Based Vesting RSU Approved in March 2025	Aggregate Grant Date Fair Value of Shares Approved in March 2025 Subject to Time Based Vesting (1)	Shares Subject to Time-Based Vesting RSU Approved in September 2025	Aggregate Grant Date Fair Value of Shares Approved in September 2025 Subject to Time Based Vesting (1)	Shares Subject to Time-Based Vesting RSU Approved in December 2025	Aggregate Grant Date Fair Value of Shares Approved in December 2025 Subject to Time Based Vesting (1)
Robert A. Frist, Jr.	2,376	$74,987	2,586	$74,994	3,134	$74,997
Scott A. Roberts	1,901	59,996	2,069	60,001	2,507	59,993
Michael M. Collier	2,376	74,987	2,586	74,994	3,134	74,997
Kevin P. O'Hara	2,376	74,987	2,586	74,994	3,134	74,997
Trisha L. Coady	2,376	74,987	2,586	74,994	3,134	74,997

(1)	Grant date for share-based payment awards is established in accordance with FASB ASC Topic 718.

Stock Options. In December 2025, Messrs. Frist, Collier, and O'Hara and Ms. Coady were granted 9,402 stock options and Mr. Roberts was granted 7,522 stock options, subject to time-based vesting, which were granted along with the time-based RSUs awarded to such individuals at this time as noted above, to recognize past performance and further incentivize future performance and retention. These stock options are subject to the terms of the 2022 Plan and the individual grant award agreements. These time-based stock options vest annually in four increasing increments of 15%, 20%, 30%, and 35% on the first through fourth anniversaries of the grant date, respectively, subject to continued employment, with vesting acceleration under certain circumstances as provided in the 2022 Plan and the applicable award agreements.

Performance-Based RSU Awards. The Compensation Committee has approved multi-year performance-based RSU awards for certain Named Executive Officers from time to time to recognize executive leadership and to incentivize the achievement of key annual financial performance objectives over extended performance horizons. These awards are intended to align long-term compensation with sustained Company performance and shareholder value creation. In particular, as further described below, the Compensation Committee approved the grant of performance-based RSUs to certain of our Named Executive Officers in 2022, 2023, 2024, and 2025.

In determining the number of performance-based RSUs awarded to executive officers from time to time as described above, the Compensation Committee considers a variety of factors, including the recommendations of the Chief Executive Officer (for awards to executive officers other than the Chief Executive Officer), prior equity grants, role and scope of responsibilities, tenure, individual and Company performance, the Company’s annual budget, retention considerations, the estimated accounting expense associated with the awards, and long‑term equity incentives awarded by comparable companies for similar positions solely for purposes of a market check. The weighting of these and other factors is determined on a case‑by‑case basis, and the Compensation Committee considered these factors in determining the appropriate equity grants to executive officers during 2025.

The performance‑based RSUs awarded in recent years generally vest over a five‑year period in annual tranches, subject to (i) the Company’s achievement of financial performance criteria established annually by the Compensation Committee and (ii) the executive’s continued employment on each applicable vesting date. For most awards, as reflected in the table below, 15% of the RSUs are eligible to vest following the first performance year, with the remaining shares eligible to vest in successive annual increments of 20%, 20%, 20%, and 25%, based on whether the Company has achieved certain annual financial performance targets (which may include, among other things, adjusted EBITDA and revenue thresholds) for the fiscal year preceding such vesting as determined by the Compensation Committee on an annual basis, subject to the executive's continuing employment on such date. As reflected in the table below, certain awards approved in August 2024 for Mr. O’Hara in connection with an expansion of his role and responsibilities provide for a different annual vesting structure than the Company’s standard performance‑based RSU awards, with 10%, 15%, 20%, 25%, and 30% of the RSUs eligible to vest in successive years.

The Compensation Committee made a determination to grant Messrs. Collier and O'Hara and Ms. Coady performance-based RSUs in February 2025 in connection with their respective promotions and expanded responsibilities commencing at such time, as well as in recognition of their executive leadership and to incentivize such executives in connection with the Company’s achievement of key annual performance objectives over a five-year time horizon. The Compensation Committee also made a determination to grant Mr. Roberts performance-based RSUs in February 2025 in recognition of his executive leadership and to incentive him in connection with the Company’s achievement of key annual performance objectives over a five-year time horizon. In connection with these grants, Messrs. Collier and O'Hara and Ms. Coady received 12,023 performance-based RSUs and Mr. Roberts received 3,606 performance-based RSUs, which were eligible for vesting in five increments of 15%, 20%, 20%, 20%, and 25% in February 2026, 2027, 2028, 2029, and 2030, respectively, based on whether the Company has achieved certain annual financial performance targets for the fiscal year preceding such vesting as determined by the Compensation Committee on an annual basis, subject to Messrs. Roberts, Collier, and O'Hara and Ms. Coady's continuing employment as of any such vesting date.

For all performance‑based RSUs of our Named Executive Officers eligible for vesting based on 2025 performance (including the performance-based RSUs granted in 2025 as well as in prior years), the applicable performance metric was “2025 RSU Company Adjusted EBITDA,” which is defined as the Company’s consolidated adjusted EBITDA for the year ended December 31, 2025, as publicly disclosed, adjusted to exclude (i) the impact of acquisitions and divestitures completed during the year and (ii) expenses associated with such acquisitions or divestitures. Vesting for these awards was structured to provide for 100% vesting upon achievement of adjusted EBITDA at or above $72.0 million and no vesting below that level. The Company achieved 2025 RSU Company Adjusted EBITDA of $72.3 million, and accordingly, 100% of the performance‑based RSUs eligible for vesting based on 2025 performance vested. The calculation of 2025 RSU Company Adjusted EBITDA included an adjustment of $(0.4) million pursuant to clause (i) of the first sentence of this paragraph as a result of adjusted EBITDA during the year ended December 31, 2025, associated with the businesses acquired pursuant to the two acquisitions we completed during the fourth quarter of 2025 and an adjustment of $0.9 million pursuant to clause (ii) of the first sentence of this paragraph as a result of due diligence and related expenses during the year ended December 31, 2025 associated with the businesses acquired pursuant to the two acquisitions we consummated in the fourth quarter of 2025. Accordingly, our 2025 RSU Company Adjusted EBITDA was greater than our publicly disclosed adjusted EBITDA for the year ended December 31, 2025 by $0.6 million.

The award agreements for the performance‑based RSUs granted in 2022, 2023, 2024, and 2025, as applicable, provide that to the extent any RSUs do not vest in a given year due to failure to fully achieve the applicable performance criteria (such unvested RSUs, “Catch‑Up RSUs”), such Catch‑Up RSUs may be eligible to vest in the immediately succeeding year only, based on the achievement of performance criteria for that year as determined by the Compensation Committee, which may require overachievement of the applicable performance metric. Because all performance‑based RSUs granted to Messrs. Roberts, Collier, and O’Hara and Ms. Coady that were eligible for vesting based on the Company’s performance during the 2024 performance period ultimately vested, no Catch‑Up RSUs were eligible for vesting in connection with 2025 performance.

Consistent with SEC guidance, the Summary Compensation Table for 2025 included in this proxy statement reflects the grant date fair value only of those performance‑based RSUs for which performance criteria were established during 2025. Performance‑based RSUs that remain subject to future performance periods will be reported in the Summary Compensation Table in the year in which the applicable performance criteria are established and the grant date fair value can be determined.

The table below summarizes the following terms of all outstanding performance‑based RSU awards: grant year, award size, vesting structure, performance criteria applicable to 2025, and vesting outcomes for the 2025 performance period.

Name	Grant Year	Total RSUs Granted	RSUs Eligible to Vest Based on 2025 Performance	2025 Performance Metric	2025 Performance Metric Target (≥)	2025 Result
Scott A. Roberts	2022	12,303	2,460	2025 RSU Company Adjusted EBITDA	$72.0 million	100% vested
	2023	10,000	2,000	2025 RSU Company Adjusted EBITDA	$72.0 million	100% vested
	2025	3,606	541	2025 RSU Company Adjusted EBITDA	$72.0 million	100% vested
Michael M. Collier	2022	17,224	3,445	2025 RSU Company Adjusted EBITDA	$72.0 million	100% vested
	2023	18,000	3,600	2025 RSU Company Adjusted EBITDA	$72.0 million	100% vested
	2025	12,023	1,803	2025 RSU Company Adjusted EBITDA	$72.0 million	100% vested
Kevin P. O'Hara	2022	12,303	2,460	2025 RSU Company Adjusted EBITDA	$72.0 million	100% vested
	2023	10,000	2,000	2025 RSU Company Adjusted EBITDA	$72.0 million	100% vested
	2024	6,100	915	2025 RSU Company Adjusted EBITDA	$72.0 million	100% vested
	2025	12,023	1,803	2025 RSU Company Adjusted EBITDA	$72.0 million	100% vested
Trisha L. Coady	2022	12,303	2,460	2025 RSU Company Adjusted EBITDA	$72.0 million	100% vested
	2023	10,000	2,000	2025 RSU Company Adjusted EBITDA	$72.0 million	100% vested
	2025	12,023	1,803	2025 RSU Company Adjusted EBITDA	$72.0 million	100% vested

Perquisites and Other Benefits. Our executive officers are also eligible for benefits generally available to and on the same terms as the Company’s other employees, including a 401(k) plan match, health insurance, disability insurance, dental insurance, and life insurance.

Employment Agreement, Severance, and Change In Control Agreements. We entered into an employment agreement with Robert A. Frist, Jr., our Chief Executive Officer, on July 21, 2005, which continues to be in effect. The term of Mr. Frist’s employment agreement is automatically extended for successive one year periods unless, on or before a date that is 90 days prior to the expiration of the then current employment term, either the Company or Mr. Frist shall have given written notice to the other of its or his intention not to further extend the employment term, in which case the employment agreement shall expire and terminate at the end of the then current employment term. Mr. Frist is also entitled to participate in any bonus program or stock option plan that is generally available to our officers or senior management. Under his employment agreement, Mr. Frist has agreed not to compete with the Company and not to solicit our customers or employees for one year after his employment is terminated, with limited exceptions. Mr. Frist is entitled to severance benefits if we terminate him without cause. He is also entitled to severance benefits if he resigns for good reason after a change in control, if he resigns upon the occurrence of a material change in the terms of his employment, or if he resigns upon the occurrence of a material breach of the employment agreement by the Company. If any such termination occurs, Mr. Frist will be entitled to a severance benefit equal to 1.5 times the most recent salary recommended by our Compensation Committee for him. In addition, if Mr. Frist terminates his employment for good reason after the occurrence of a change in control, all options, shares, and other benefits will fully vest immediately. We do not maintain employment, severance, or change in control agreements with any of our other executive officers.

Equity Grant Timing. While we do not have a formal written policy with respect to the timing of the grant of equity awards in relation to the disclosure of material nonpublic information, our equity awards are generally granted on fixed dates determined in advance. In particular, it is our practice to approve equity awards to all employees eligible to receive equity awards on a semi-annual basis as described above at regularly scheduled meetings of the Compensation Committee, which occurred in 2025 during March and September. In addition, in certain instances, the Compensation Committee may approve the grant of equity awards outside of our regular semi-annual grant cycle for new hires, promotions, recognition, retention or other purposes, which occurred with respect to our Named Executive Officers in February and December 2025 as described above.

We do not time the grant of equity awards in coordination with the release of material, nonpublic information. In addition, we do not time the release of material nonpublic information for the purpose of affecting the value of equity awards or other compensation payable to our employees or Board members.

Tax Deductibility of Compensation. Section 162(m) of the Internal Revenue Code generally disallows a corporate deduction for compensation over $1.0 million paid in any tax year to certain of the most highly-compensated officers of a publicly-held company, including its chief executive officer and chief financial officer. The Compensation Committee generally intends to design and administer executive compensation programs in a manner that will preserve the deductibility of compensation paid to our Named Executive Officers. However, the Compensation Committee believes that shareholder interests are best served if it retains discretion and flexibility in awarding compensation to our Named Executive Officers, even where the compensation paid under such programs may not be fully deductible. The Compensation Committee may approve the payment of compensation that is in excess of the deductibility limitations of Section 162(m).

Compensation Committee Report for 2025

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Taking this review and discussion into account, the undersigned Compensation Committee members recommended the inclusion of the Compensation Discussion and Analysis in our proxy statement on Schedule 14A for filing with the SEC.

Submitted by the Compensation Committee of the Board:

Frank Gordon, Compensation Committee Chairperson

Jeffrey L. McLaren, Compensation Committee Member

Linda Rebrovick, Compensation Committee Member

The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Summary Compensation Table

The following table sets forth information for the fiscal years set forth below regarding the compensation earned by the Named Executive Officers.

Name and Principal Position	Year		Salary	Stock Awards (1)		Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Robert A. Frist, Jr.	2025		$400,500	$224,977		$79,550	$158,100	$4,910	$868,037
Chief Executive Officer	2024		387,667	150,020		—	156,600	7,844	702,131
	2023		380,000	150,006		—	190,000	7,103	727,109

Scott A. Roberts	2025		344,000	338,746	(4)	63,644	119,039	2,880	868,309
Senior Vice President and	2024		330,000	239,526	(9)	—	117,250	5,104	691,880
Chief Financial Officer	2023		313,333	223,992	(12)	—	144,000	4,574	685,899

Michael M. Collier	2025		381,937	507,303	(5)	79,550	150,292	12,950	1,132,032
Executive Vice President,	2024		359,333	338,756	(10)	—	145,600	5,158	848,847
Corporate Strategy, Development, and Operations (14)	2023		343,333	311,286	(13)	—	175,000	4,628	834,247

Kevin P. O'Hara	2025	(6)	371,135	454,598	(7)	79,550	146,389	11,691	1,063,363
Executive Vice President,	2024		342,333	257,088	(11)	—	121,975	1,510	722,906
Workforce Platform and Applications (15)

Trisha L. Coady	2025		371,135	425,721	(8)	79,550	146,389	13,023	1,035,818
Executive Vice President,	2024		344,000	239,526	(9)	—	121,975	4,801	710,302
Workforce Development Solutions (16)	2023		326,667	223,992	(12)	—	150,750	4,599	706,008

(1)

Represents the aggregate grant date fair value of equity awards computed in accordance with FASB ASC Topic 718. For significant assumptions with regard to such valuation, see Note 10 – Stock Based Compensation in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026.

(2)	Reflects amounts earned during the relevant fiscal year under our Cash Incentive Bonus Plan.
(3)	Other compensation for 2025, 2024, and 2023 was composed of matching contributions made by the Company to the Company’s 401(k) plan and the economic value of the death benefit provided by the Company’s group life insurance program (the imputed income reported represents the portion of the premium paid by the Company that is attributable to term life insurance coverage for the executive officer), which program provides only an insurance benefit with no cash compensation element to the executive officer. Other compensation for 2025 for Messrs. Collier and O'Hara and Ms. Coady also reflects a $10,000 sign-on cash bonus in connection with their respective promotions and expanded responsibilities during 2025 as disclosed.

(4)	Represents the $179,990 grant date fair value of the time-based RSUs granted to Mr. Roberts in 2025 as well as the $158,756 grant date fair value of 5,001 performance-based RSUs granted to Mr. Roberts in 2022, 2023, and 2025 in the aggregate which were eligible for vesting based on 2025 performance (including the following, for which performance criteria was established in 2025: (i) 541 performance-based RSUs granted to Mr. Roberts in 2025, (ii) 2,000 performance-based RSUs granted to Mr. Roberts in 2023, and (iii) 2,460 performance-based RSUs granted to Mr. Roberts in 2022).
(5)	Represents the $224,978 grant date fair value of the time-based RSUs granted to Mr. Collier in 2025 as well as the $282,325 grant date fair value of 8,848 performance-based RSUs granted to Mr. Collier in 2022, 2023, and 2025 in the aggregate which were eligible for vesting based on 2025 performance (including the following, for which performance criteria was established in 2025: (i) 1,803 performance-based RSUs granted to Mr. Collier in 2025, (ii) 3,600 performance-based RSUs granted to Mr. Collier in 2023, and (iii) 3,445 performance-based RSUs granted to Mr. Collier in 2022).
(6)	Compensation for Mr. O'Hara is not provided for 2023 since Mr. O'Hara was not a named executive officer during such year.
(7)	Represents the $224,978 grant date fair value of the time-based RSUs granted to Mr. O'Hara in 2025 as well as the $229,620 grant date fair value of 7,178 performance-based RSUs granted to Mr. O'Hara in 2022, 2023, 2024, and 2025 in the aggregate which were eligible for vesting based on 2025 performance (including the following, for which performance criteria was established in 2025: (i) 1,803 performance-based RSUs granted to Mr. O'Hara in 2025, (ii) 915 performance-based RSUs granted to Mr. O'Hara in 2024, (iii) 2,000 performance-based RSUs granted to Mr. O'Hara in 2023, and (iv) 2,460 performance-based RSUs granted to Mr. O'Hara in 2022).
(8)	Represents the $224,978 grant date fair value of the time-based RSUs granted to Ms. Coady in 2025 as well as the $200,743 grant date fair value of 6,263 performance-based RSUs granted to Ms. Coady in 2022, 2023, and 2025 in the aggregate which were eligible for vesting based on 2025 performance (including the following, for which performance criteria was established in 2025: (i) 1,803 performance-based RSUs granted to Ms. Coady in 2025, (ii) 2,000 performance-based RSUs granted to Ms. Coady in 2023, and (iii) 2,460 performance-based RSUs granted to Ms. Coady in 2022).
(9)	Represents the $120,016 grant date fair value of the time-based RSUs granted to Mr. Roberts in 2024 as well as the $119,510 grant date fair value of 4,461 performance-based RSUs granted to Mr. Roberts in 2022 and 2023 in the aggregate which were eligible for vesting based on 2024 performance (including the following, for which performance criteria was established in 2024: (i) 2,000 performance-based RSUs granted to Mr. Roberts in 2023, and (ii) 2,461 performance-based RSUs granted to Mr. Roberts in 2022).
(10)	Represents the $150,020 grant date fair value of the time-based RSUs granted to Mr. Collier in 2024 as well as the $188,736 grant date fair value of 7,045 performance-based RSUs granted to Mr. Collier in 2022 and 2023 in the aggregate which were eligible for vesting based on 2024 performance (including the following, for which performance criteria was established in 2024: (i) 3,600 performance-based RSUs granted to Mr. Collier in 2023, and (ii) 3,445 performance-based RSUs granted to Mr. Collier in 2022).
(11)	Represents the $120,016 grant date fair value of the time-based RSUs granted to Mr. O'Hara in 2024 as well as the $137,072 grant date fair value of 5,071 performance-based RSUs granted to Mr. O'Hara in 2022, 2023, and 2024 in the aggregate which were eligible for vesting based on 2024 performance (including the following, for which performance criteria was established in 2024: (i) 610 performance-based RSUs granted to Mr. O'Hara in 2024, (ii) 2,000 performance-based RSUs granted to Mr. O'Hara in 2023, and (iii) 2,461 performance-based RSUs granted to Mr. O'Hara in 2022).
(12)	Represents the $120,016 grant date fair value of the time-based RSUs granted to Mr. Roberts in 2023 as well as the $103,976 grant date fair value of 3,961 performance-based RSUs granted to Mr. Roberts in 2022 and 2023 in the aggregate which were eligible for vesting based on 2023 performance (including the following, for which performance criteria was established in 2023: (i) 1,500 performance-based RSUs granted to Mr. Roberts in 2023, and (ii) 2,461 performance-based RSUs granted to Mr. Roberts in 2022).
(13)	Represents the $150,006 grant date fair value of the time-based RSUs granted to Mr. Collier in 2023 as well as the $161,280 grant date fair value of 6,144 performance-based RSUs granted to Mr. Collier in 2022 and 2023 in the aggregate which were eligible for vesting based on 2023 performance (including the following, for which performance criteria was established in 2023: (i) 2,700 performance-based RSUs granted to Mr. Collier in 2023, and (ii) 3,444 performance-based RSUs granted to Mr. Collier in 2022).
(14)	Mr. Collier was promoted to this position in February 2025 and served as Executive Vice President, Corporate Strategy and Development until such promotion.
(15)	Mr. O'Hara was promoted to this position in February 2025 and served as Senior Vice President, Platform Solutions until such promotion.
(16)	Ms. Coady was promoted to this position in February 2025, and served as Senior Vice President, Workforce Development Solutions until such promotion.

Grants of Plan-Based Awards – Fiscal Year 2025

The following table provides information related to plan-based awards granted to the Named Executive Officers during the 2025 fiscal year.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Units (#)	All Other Option Awards: Number of Shares Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Awards ($) (2)
Robert A. Frist, Jr.	Cash Bonus	—	$40,500	$162,000	$226,800	—	—	$—	$—
	Time-based RSUs (3)	3/19/2025	—	—	—	2,376	—	—	74,987
	Time-based RSUs (3)	9/24/2025	—	—	—	2,586	—	—	74,994
	Time-based RSUs (3)	12/9/2025	—	—	—	3,134	—	—	74,997
	Stock Options (4)	12/9/2025	—	—	—	—	9,402	23.93	79,550

Scott A. Roberts	Cash Bonus	—	30,494	121,975	177,735	—	—	—	—
	Time-based RSUs (3)	3/19/2025	—	—	—	1,901	—	—	59,996
	Time-based RSUs (3)	9/24/2025	—	—	—	2,069	—	—	60,001
	Time-based RSUs (3)	12/9/2025	—	—	—	2,507	—	—	59,993
	Performance-based RSUs (5)	2/27/2025	—	—	—	541	—	—	17,999
	Performance-based RSUs (6)	3/19/2025	—	—	—	2,460	—	—	77,638
	Performance-based RSUs (7)	3/19/2025	—	—	—	2,000	—	—	63,120
	Stock Options (4)	12/9/2025	—	—	—	—	7,522	23.93	63,644

Michael M. Collier	Cash Bonus	—	38,500	154,000	215,600	—	—	—	—
	Time-based RSUs (3)	3/19/2025	—	—	—	2,376	—	—	74,987
	Time-based RSUs (3)	9/24/2025	—	—	—	2,586	—	—	74,994
	Time-based RSUs (3)	12/9/2025	—	—	—	3,134	—	—	74,997
	Performance-based RSUs (8)	2/27/2025	—	—	—	1,803	—	—	59,986
	Performance-based RSUs (9)	3/19/2025	—	—	—	3,445	—	—	108,724
	Performance-based RSUs (10)	3/19/2025	—	—	—	3,600	—	—	113,616
	Stock Options (4)	12/9/2025	—	—	—	—	9,402	23.93	79,550

Kevin P. O'Hara	Cash Bonus	—	37,500	150,000	210,000	—	—	—	—
	Time-based RSUs (3)	3/19/2025	—	—	—	2,376	—	—	74,987
	Time-based RSUs (3)	9/24/2025	—	—	—	2,586	—	—	74,994
	Time-based RSUs (3)	12/9/2025	—	—	—	3,134	—	—	74,997
	Performance-based RSUs (8)	2/27/2025	—	—	—	1,803	—	—	59,986
	Performance-based RSUs (6)	3/19/2025	—	—	—	2,460	—	—	77,638
	Performance-based RSUs (7)	3/19/2025	—	—	—	2,000	—	—	63,120
	Performance-based RSUs (11)	3/19/2025	—	—	—	915	—	—	28,877
	Stock Options (4)	12/9/2025	—	—	—	—	9,402	23.93	79,550

Trisha L. Coady	Cash Bonus	—	37,500	150,000	210,000	—	—	—	—
	Time-based RSUs (3)	3/19/2025	—	—	—	2,376	—	—	74,987
	Time-based RSUs (3)	9/24/2025	—	—	—	2,586	—	—	74,994
	Time-based RSUs (3)	12/9/2025	—	—	—	3,134	—	—	74,997
	Performance-based RSUs (8)	2/27/2025	—	—	—	1,803	—	—	59,986
	Performance-based RSUs (6)	3/19/2025	—	—	—	2,460	—	—	77,638
	Performance-based RSUs (7)	3/19/2025	—	—	—	2,000	—	—	63,120
	Stock Options (4)	12/9/2025	—	—	—	—	9,402	23.93	79,550

(1)	The amounts reflected in the threshold and target columns set forth above reflect the amounts payable under the Company’s 2025 cash bonus plan assuming full achievement of the threshold and target bonus levels, respectively, as described above under “Compensation Discussion and Analysis — Cash Bonuses.” Additionally, the amounts reflected in the maximum column set forth above reflects the maximum aggregate amount payable under the Company's 2025 Cash Incentive Bonus Plan assuming full achievement of the stretch bonus level, as described above under "Compensation Discussion and Analysis — Cash Bonuses."
(2)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. For significant assumptions with regard to such valuation, see Note 10 – Stock Based Compensation in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026.
(3)	Each time-based RSU has a value equal to the fair market value of one share of the Company’s common stock. The time-based RSUs granted in 2025 vest annually in increasing increments of 15%, 20%, 30%, and 35% as of the first, second, third, and fourth anniversaries of the grant date, respectively, provided that the grantee remains in the employment of the Company on such dates.
(4)	Represents time-based stock options granted during 2025 which vest annually in increasing increments of 15%, 20%, 30%, and 35% as of the first, second, third, and fourth anniversaries of the grant date, respectively, provided that the grantee remains in the employment of the Company on such dates.
(5)	Represents the grant date fair value of 541 performance based RSUs granted to Mr. Roberts in 2025 which were eligible for vesting in February 2026 based on 2025 performance and for which performance criteria was determined in 2025. See “Compensation Discussion and Analysis – Long-Term Stock-Based Incentive Compensation” above for further discussion. Each performance-based RSU has a value equal to the fair market value of one share of the Company’s common stock. These performance-based RSUs vest in accordance with the terms of the award made in 2025, under which 541 of the RSUs granted in 2025 were eligible for vesting in February 2026 subject to achievement of the applicable annual performance measure of the Company in 2025. The performance measure of the Company was fully achieved during 2025 such that Mr. Roberts received the 541 shares eligible for vesting in February 2026.
(6)

Represents the grant date fair value of 2,460 performance based RSUs granted to Messrs. Roberts and O'Hara and Ms. Coady in 2022 which were eligible for vesting in March 2026 based on 2025 performance and for which performance criteria was determined in 2025. See “Compensation Discussion and Analysis – Long-Term Stock-Based Incentive Compensation” above for further discussion. Each performance-based RSU has a value equal to the fair market value of one share of the Company’s common stock. These performance-based RSUs vest in accordance with the terms of the award made in 2022, under which 2,460 of the RSUs granted in 2022 were eligible for vesting in March 2026 subject to achievement of the applicable annual performance measure of the Company in 2025. The performance measure of the Company was fully achieved during 2025 such that Messrs. Roberts and O'Hara and Ms. Coady received the 2,460 shares eligible for vesting in March 2026.

(7)	Represents the grant date fair value of 2,000 performance based RSUs granted to Messrs. Roberts and O'Hara and Ms. Coady in 2023 which were eligible for vesting in February 2026 based on 2025 performance and for which performance criteria was determined in 2025. See “Compensation Discussion and Analysis – Long-Term Stock-Based Incentive Compensation” above for further discussion. Each performance-based RSU has a value equal to the fair market value of one share of the Company’s common stock. These performance-based RSUs vest in accordance with the terms of the award made in 2023, under which 2,000 of the RSUs granted in 2023 were eligible for vesting in February 2026 subject to achievement of the applicable annual performance measure of the Company in 2025. The performance measure of the Company was fully achieved during 2025 such that Messrs. Roberts and O'Hara and Ms. Coady received the 2,000 shares eligible for vesting in February 2026.
(8)	Represents the grant date fair value of 1,803 performance based RSUs granted to Messrs. Collier and O'Hara and Ms. Coady in 2025 which were eligible for vesting in February 2026 based on 2025 performance and for which performance criteria was determined in 2025. See “Compensation Discussion and Analysis – Long-Term Stock-Based Incentive Compensation” above for further discussion. Each performance-based RSU has a value equal to the fair market value of one share of the Company’s common stock. These performance-based RSUs vest in accordance with the terms of the award made in 2025, under which 1,803 of the RSUs granted in 2025 were eligible for vesting in February 2026 subject to achievement of the applicable annual performance measure of the Company in 2025. The performance measure of the Company was fully achieved during 2025 such that Messrs. Collier and O'Hara and Ms. Coady received the 1,803 shares eligible for vesting in February 2026.
(9)

Represents the grant date fair value of 3,445 performance based RSUs granted to Mr. Collier in 2022 which were eligible for vesting in March 2026 based on 2025 performance and for which performance criteria was determined in 2025. See “Compensation Discussion and Analysis – Long-Term Stock-Based Incentive Compensation” above for further discussion. Each performance-based RSU has a value equal to the fair market value of one share of the Company’s common stock. These performance-based RSUs vest in accordance with the terms of the award made in 2022, under which 3,445 of the RSUs granted in 2022 were eligible for vesting in March 2026 subject to achievement of the applicable annual performance measure of the Company in 2025. The performance measure of the Company was fully achieved during 2025 such that Mr. Collier received the 3,445 shares eligible for vesting in March 2026.

(10)	Represents the grant date fair value of 3,600 performance based RSUs granted to Mr. Collier in 2023 which were eligible for vesting in February 2026 based on 2025 performance and for which performance criteria was determined in 2025. See “Compensation Discussion and Analysis – Long-Term Stock-Based Incentive Compensation” above for further discussion. Each performance-based RSU has a value equal to the fair market value of one share of the Company’s common stock. These performance-based RSUs vest in accordance with the terms of the award made in 2025, under which 3,600 of the RSUs granted in 2023 were eligible for vesting in February 2026 subject to achievement of the applicable annual performance measure of the Company in 2025. The performance measure of the Company was fully achieved during 2025 such that Mr. Collier received the 3,600 shares eligible for vesting in February 2026.
(11)	Represents the grant date fair value of 915 performance based RSUs granted to Mr. O'Hara in 2024 which were eligible for vesting in February 2026 based on 2025 performance and for which performance criteria was determined in 2025. See “Compensation Discussion and Analysis – Long-Term Stock-Based Incentive Compensation” above for further discussion. Each performance-based RSU has a value equal to the fair market value of one share of the Company’s common stock. These performance-based RSUs vest in accordance with the terms of the award made in 2024, under which 915 of the RSUs granted in 2024 were eligible for vesting in February 2026 subject to achievement of the applicable annual performance measure of the Company in 2025. The performance measure of the Company was fully achieved during 2025 such that Mr. O'Hara received the 915 shares eligible for vesting in February 2026.

Outstanding Equity Awards at 2025 Fiscal Year End

The following table provides information related to the stock awards held by the Named Executive Officers that were outstanding at the end of fiscal year 2025.

Name	Number of Shares Underlying Unexercised Options (#) Exercisable		Number of Shares Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested		Market Value of Units of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Market Value of Unearned Units of Stock That Have Not Vested (1)
Robert A. Frist, Jr.	—		9,402	(3)	—	$23.93	12/9/2035	20,178	(5)	$465,506	—		$—

Scott A. Roberts	18,000	(2)	—		—	20.34	12/9/2030	16,053	(6)	$370,343	15,642	(10)	$360,861
	—		7,522	(4)	—	23.93	12/9/2035

Michael M. Collier	18,000	(2)	—		—	20.34	12/9/2030	19,905	(7)	$459,208	31,474	(11)	$726,105
	—		9,402	(3)	—	23.93	12/9/2035

Kevin P. O'Hara	18,000	(2)	—		—	20.34	12/9/2030	17,672	(8)	$407,693	29,549	(12)	$681,695
	—		9,402	(3)	—	23.93	12/9/2035

Trisha L. Coady	18,000	(2)	—		—	20.34	12/9/2030	19,772	(9)	$456,140	24,059	(13)	$555,041
	—		9,402	(3)	—	23.93	12/9/2035

(1)	The dollar amount was determined by multiplying the number of share units by $23.07 (the closing price of the Company’s common stock on December 31, 2025, the last day of trading in 2025).
(2)

The number of shares underlying unexercised options represent stock options that were granted on December 9, 2020 and that vested in the following manner: 2,700 options vested December 2021; 3,600 options vested December 2022; 5,400 options vested December 2023; and 6,300 options vested December 2024.

(3)	The number of shares underlying unexercised options represent stock options that were granted on December 9, 2025 and that vest in the following manner assuming continued employment through the vesting date: 1,410 options vest December 2026; 1,880 options vest December 2027; 2,821 options vest December 2028; and 3,291 options vest December 2029.
(4)	The number of shares underlying unexercised options represent stock options that were granted on December 9, 2025 and that vest in the following manner assuming continued employment through the vesting date: 1,128 options vest December 2026; 1,504 options vest December 2027; 2,257 options vest December 2028; and 2,633 options vest December 2029.
(5)

The units of stock that were not vested as of December 31, 2025 represent time-based RSUs that were granted on various dates and that vest in the following manner assuming continued employment through the vesting date: 4,038 shares vested March 2026; 1,955 shares vest September 2026; 1,119 shares vest October 2026; 470 shares vest December 2026; 2,315 shares vest March 2027; 2,515 shares vest September 2027; 627 shares vest December 2027; 1,693 shares vest March 2028; 1,672 shares vest September 2028; 940 shares vest December 2028; 832 shares vest March 2029; 905 shares vest September 2029; and 1,097 shares vest December 2029.

(6)

The units of stock that were not vested as of December 31, 2025 represent time-based RSUs that were granted on various dates and that vest in the following manner assuming continued employment through the vesting date: 3,141 shares vested March 2026; 1,564 shares vest September 2026; 895 shares vest October 2026; 376 shares vest December 2026; 1,852 shares vest March 2027; 2,012 shares vest September 2027; 501 shares vest December 2027; 1,354 shares vest March 2028; 1,338 shares vest September 2028; 752 shares vest December 2028; 666 shares vest March 2029; 724 shares vest September 2029; and 878 shares vest December 2029.

(7)	The units of stock that were not vested as of December 31, 2025 represent time-based RSUs that were granted on various dates and that vest in the following manner assuming continued employment through the vesting date: 3,840 shares vested March 2026; 1,955 shares vest September 2026; 1,044 shares vest October 2026; 470 shares vest December 2026; 2,315 shares vest March 2027; 2,515 shares vest September 2027; 627 shares vest December 2027; 1,693 shares vest March 2028; 1,672 shares vest September 2028; 940 shares vest December 2028; 832 shares vest March 2029; 905 shares vest September 2029; and 1,097 shares vest December 2029.
(8)	The units of stock that were not vested as of December 31, 2025 represent time-based RSUs that were granted on various dates and that vest in the following manner assuming continued employment through the vesting date: 3,212 shares vested March 2026; 1,642 shares vest September 2026; 895 shares vest October 2026; 470 shares vest December 2026; 1,947 shares vest March 2027; 2,115 shares vest September 2027; 627 shares vest December 2027; 1,497 shares vest March 2028; 1,493 shares vest September 2028; 940 shares vest December 2028; 832 shares vest March 2029; 905 shares vest September 2029; and 1,097 shares vest December 2029.
(9)	The units of stock that were not vested as of December 31, 2025 represent time-based RSUs that were granted on various dates and that vest in the following manner assuming continued employment through the vesting date: 3,212 shares vested March 2026; 1,642 shares vest September 2026; 2,995 shares vest October 2026; 470 shares vest December 2026; 1,947 shares vest March 2027; 2,115 shares vest September 2027; 627 shares vest December 2027; 1,497 shares vest March 2028; 1,493 shares vest September 2028; 940 shares vest December 2028; 832 shares vest March 2029; 905 shares vest September 2029; and 1,097 shares vest December 2029.
(10)	The unearned units of stock that were not vested as of December 31, 2025 represent 3,606 unvested performance-based RSUs of the 3,606 performance-based RSUs awarded on February 27, 2027, 6,500 unvested performance-based RSUs of the 10,000 performance-based RSUs awarded on February 23, 2023, and 5,536 unvested performance-based RSUs of the 12,303 performance-based RSUs awarded on March 23, 2022. The 15,642 performance-based RSUs referred to in the chart above vest in the following manner assuming full achievement of requisite performance criteria and continued employment through the vesting date: 2,541 were eligible for vesting in February 2026 based on 2025 performance; 2,460 were eligible for vesting in March 2026 based on 2025 performance; 2,721 will be eligible for vesting in February 2027 based on 2026 performance; 3,076 will be eligible for vesting in March 2027 based on 2026 performance; 3,221 will be eligible for vesting in February 2028 based on 2027 performance; 721 will be eligible for vesting in February 2029 based on 2028 performance; and 902 will be eligible for vesting in February 2030 based on 2029 performance. Of the 5,001 RSUs eligible for vesting based on 2025 performance as noted above, the relevant performance measure was achieved during 2025 such that Mr. Roberts received all 5,001 shares underlying such RSUs in February and March 2026.
(11)	The unearned units of stock that were not vested as of December 31, 2025 represent 12,023 unvested performance-based RSUs of the 12,023 performance-based RSUs awarded on February 27, 2025, 11,700 unvested performance-based RSUs of the 18,000 performance-based RSUs awarded on February 23, 2023, and 7,751 unvested performance-based RSUs of the 17,224 performance-based RSUs awarded on May 26, 2022. The 31,474 performance-based RSUs referred to in the chart above vest in the following manner assuming full achievement of requisite performance criteria and continued employment through the vesting date: 5,403 were eligible for vesting in February 2026 based on 2025 performance; 3,445 were eligible for vesting in March 2026 based on 2025 performance; 6,005 will be eligible for vesting in February 2027 based on 2026 performance; 4,306 will be eligible for vesting in March 2027 based on 2026 performance; 6,905 will be eligible for vesting in February 2028 based on 2027 performance; 2,405 will be eligible for vesting in February 2029 based on 2028 performance; and 3,005 will be eligible for vesting in February 2030 based on 2029 performance. Of the 8,848 RSUs eligible for vesting based on 2025 performance as noted above, the relevant performance measure was achieved during 2025 such that Mr. Collier received all 8,848 shares underlying such RSUs in February and March 2026.
(12)

The unearned units of stock that were not vested as of December 31, 2025 represent 12,023 unvested performance-based RSUs of the 12,023 performance-based RSUs awarded on February 27, 2025, 5,490 unvested performance-based RSUs of the 6,100 RSUs awarded on August 23, 2024, 6,500 unvested performance-based RSUs of the 10,000 RSUs awarded on February 23, 2023, and 5,536 unvested performance-based RSUs of the 12,303 performance-based RSUs awarded on March 23, 2022. The 29,549 performance-based RSUs referred to in the chart above vest in the following manner assuming full achievement of requisite performance criteria and continued employment through the vesting date: 4,718 were eligible for vesting in February 2026 based on 2025 performance; 2,460 were eligible for vesting in March 2026 based on 2025 performance; 5,625 will be eligible for vesting in February 2027 based on 2026 performance; 3,076 will be eligible for vesting in March 2027 based on 2026 performance; 6,430 will be eligible for vesting in February 2028 based on 2027 performance; 4,235 will be eligible for vesting in February 2029 based on 2028 performance; and 3,005 will be eligible for vesting in February 2030 based on 2029 performance. Of the 7,178 RSUs eligible for vesting based on 2025 performance as noted above, the relevant performance measure was achieved during 2025 such that Mr. O'Hara received all 7,178 shares underlying such RSUs in February and March 2026.

(13)	The unearned units of stock that were not vested as of December 31, 2025 represent 12,023 unvested performance-based RSUs of the 12,023 performance-based RSUs awarded on February 27, 2025, 6,500 unvested performance-based RSUs of the 10,000 performance-based RSUs awarded on February 23, 2023, and 5,536 unvested performance-based RSUs of the 12,303 performance-based RSUs awarded on March 23, 2022. The 24,059 performance-based RSUs referred to in the chart above vest in the following manner assuming full achievement of requisite performance criteria and continued employment through the vesting date: 3,803 were eligible for vesting in February 2026 based on 2025 performance; 2,460 were eligible for vesting in March 2026 based on 2025 performance; 4,405 will be eligible for vesting in February 2027 based on 2026 performance; 3,076 will be eligible for vesting in March 2027 based on 2026 performance; 4,905 will be eligible for vesting in February 2028 based on 2027 performance; 2,405 will be eligible for vesting in February 2029 based on 2028 performance; and 3,005 will be eligible for vesting in February 2030 based on 2029 performance. Of the 6,263 RSUs eligible for vesting based on 2025 performance as noted above, the relevant performance measure was achieved during 2025 such that Ms. Coady received all 6,263 shares underlying such RSUs in February and March 2026.

Stock Vested During 2025

The following table provides information related to RSUs held by the Named Executive Officers that vested during 2025. The Named Executive Officers did not exercise any stock options during 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Robert A. Frist, Jr.	6,978	$213,718
Scott A. Roberts	10,191	318,933
Michael M. Collier	13,615	427,513
Kevin P. O'Hara	13,645	427,923
Trisha L. Coady	11,991	365,427

(1)

The value realized equals the number of shares vested, multiplied by the closing price of the Company’s stock on the day prior to the vesting date. All of the stock awards which vested in 2025 were time-based RSUs which vested based on the satisfaction of applicable time-based criteria in 2025 or performance-based RSUs which vested based on the achievement of applicable performance criteria for the year ended December 31, 2025 as described in further detail above.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2025 concerning shares of the Company’s common stock authorized for issuance under all of the Company’s equity compensation plans:

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (2))
Plan category	(a)		(c)

Equity compensation plans approved by security holders	750,149	(1)	651,250

Equity compensation plans not approved by security holders	—		—

Total equity compensation plans	750,149		651,250
(1)	Represents shares subject to outstanding RSUs and stock options.
(2)	Represents shares remaining available for issuance under the 2022 Plan as of December 31, 2025.

Potential Payments Upon Termination or Change-in-Control

We maintain only one employment agreement for our Named Executive Officers with Robert A. Frist, Jr., our Chief Executive Officer and Chairman. The term of the agreement automatically extends for successive one-year periods unless either party provides 90 days advance notice of their intent not to further extend the then current employment term, in which case the employment agreement shall expire and terminate at the end of the then current employment term. Mr. Frist is entitled to severance benefits if we terminate him without cause; if he resigns for good reason after a change-in-control; if he resigns upon the occurrence of a material change in the terms of his employment; or if he resigns upon the occurrence of a material breach of the agreement by the Company. If any such termination occurs, Mr. Frist will be entitled to a severance benefit equal to 1.5 times the most recent salary recommended by our Compensation Committee for him. In addition, if Mr. Frist terminates his employment for good reason after the occurrence of a change-in-control, all options, shares, and other benefits will fully vest immediately. If Mr. Frist is terminated for cause, or because of his death, disability, or voluntary resignation without good reason, he would not be entitled to any compensation or benefits beyond his effective termination date, other than benefits provided through statutory requirements.

Under the terms of the 2016 Plan, the 2022 Plan, and the respective award agreements underlying such plans, any outstanding stock options and time-based RSUs will become fully vested upon a change-in-control (as defined in such plans). In addition, the performance-based RSU award agreements with our Named Executive Officers provide that, except as may otherwise be determined by the Compensation Committee, in the event that there is a change-in-control, then the performance-based RSUs shall become vested (i) as to 100% of the RSUs otherwise eligible for vesting in the then current performance period, (ii) as to 100% of the RSUs otherwise eligible for vesting in the next subsequent performance period for which the vesting date has not yet occurred, and (iii) in the event that the change-in-control has been consummated following the end of a calendar year but prior to the next vesting date (i.e., on which vesting would occur based on the performance for such calendar year), then the RSUs will vest for such calendar year immediately prior to the consummation of the change-in-control based on the extent of the satisfaction of the performance criteria for such calendar year.

Unless otherwise provided by the Compensation Committee, or in an award agreement or by a written agreement between the Company and a participant, in the event of a change-in-control, any surviving entity or acquiring entity (or the surviving or acquiring entity’s parent entity) may assume or continue any or all awards outstanding or may substitute similar awards for awards outstanding as may be determined by the Compensation Committee. In addition, under the terms of the 2016 Plan and 2022 Plan, upon the occurrence of a change-in-control, at the discretion of the Compensation Committee, cash or other payments may be made in respect of outstanding vested stock options and RSUs (or unvested stock options and RSUs, if so determined by the Compensation Committee) based on the difference between the change-in-control price per share of common stock and the per share exercise price, if any, under such award, multiplied by the number of shares of common stock subject to such vested or (if applicable) unvested award.

The following table shows the potential payments described above for our Named Executive Officers assuming the termination or change-in-control, as applicable, took place on December 31, 2025.

Name	Termination without cause, resignation for good reason, or resignation for good reason after a change-in-control	Change-in-control	Involuntary termination for cause or resignation without good reason	Retirement	Death or disability
Robert A. Frist, Jr.
Cash severance (1)	$607,500	$—	$—	$—	$—
Accelerated vesting of stock awards (2)	—	465,506	—	—	—

Scott A. Roberts
Accelerated vesting of stock awards (2)	—	668,593	—	—	—

Michael M. Collier
Accelerated vesting of stock awards (2)	—	950,346	—	—	—

Kevin P. O'Hara
Accelerated vesting of stock awards (2)	—	774,022	—	—	—

Trisha L. Coady
Accelerated vesting of stock awards (2)	—	822,354	—	—	—

(1)	Value is based on the employment agreement described above and on Mr. Frist’s salary as of December 31, 2025.
(2)

Value of stock options and RSUs is based on the closing price our stock reported on Nasdaq on December 31, 2025 (the last trading day in 2025) of $23.07 per share multiplied by the number of stock option and RSU awards outstanding (or, in the case of performance-based RSU awards granted to Messrs. Roberts, Collier, and O'Hara and Ms. Coady in 2022, 2023, and 2024, as applicable, 100 percent of the awards subject to vesting based on the performance periods ending December 31, 2025 and December 31, 2026).

CEO Pay Ratio

As required by SEC rules, we have determined a reasonable estimate of the ratio of the total annual compensation for our principal executive officer, Robert A. Frist, Jr., to the annual total compensation of our median employee (other than Mr. Frist) (the “CEO Pay Ratio”).

The Company took the following steps to identify the median employee and to determine the annual total compensation of the median employee and our Chief Executive Officer.

●	We established December 31, 2025 as the determination date of our employee population. As of December 31, 2025, we employed 1,160 individuals, consisting of 1,139 full-time and 21 part-time employees.
●

We identified our median employee using gross wages of persons employed by us and our subsidiaries for the period beginning January 1, 2025 to December 31, 2025 (“Gross Wages”), excluding all non-U.S. employees of the Company under the 5% de minimis exclusion for non-U.S. employees provided under SEC rules. Gross wages as calculated by us generally include base pay, bonuses, sales commissions, and (if applicable) equity compensation.

●

Once the median employee was identified, we calculated the median employee’s total annual compensation based on the gross wages of such median employee. We utilized gross wages both in identifying the median employee and calculating the total annual compensation of the median employee because we believe such compensation measure is representative of our employee’s compensation, and because we believe that this compensation measures facilitates accessibility and broad comparability in connection with providing this CEO Pay Ratio. No material assumptions or estimates were made to identify the median employee or determine total annual compensation for the median employee; however, we did annualize the compensation of all employees who were hired during 2025. Our calculation of gross wages as referenced above does not include elements of our executive compensation package, such as health insurance and certain other benefits, which are generally available to all employees.

●

Annual total compensation for our chief executive officer was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K. Similar to our calculation of gross wages for our other employees as noted above, our calculation of annual total compensation for our principal executive officer did not include elements of our executive compensation package, such as health insurance and other benefits, which are generally applicable to all employees (such amounts are also not included in the Summary Compensation Table for our principal executive officer in 2025 in accordance with SEC rules).

Based on the above approach, we determined that:

●	Mr. Frist’s annual total compensation for 2025 was $868,037
●	The annual total compensation of our median employee (excluding Mr. Frist) for 2025 was $101,881
●	The CEO Pay Ratio for 2025 was 8.52:1

The CEO Pay Ratio set forth above may not be comparable to the pay ratios of other companies in our industry or otherwise because SEC rules allow companies to use estimates, assumptions, and adjustments to identify the median employee and determine the annual total compensation of the median employee that may differ from those used by us in determining the CEO Pay Ratio.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform Act and Consumer Protection Act and Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to executive officers of the Company and the Company’s financial performance.

A.	Required Tabular Disclosure of Compensation Actually Paid versus Performance

The following table discloses information on "compensation actually paid" or "CAP" (as determined pursuant to SEC rules) to our principal executive officer ("PEO") and (on average) to our other Named Executive Officers ("non-PEO NEOs") during the specified years alongside total shareholder return and net income, as well as the Company-selected measure of Company adjusted EBITDA, as defined under the 2025 Cash Incentive Bonus Plan ("2025 Incentive Plan Company Adjusted EBITDA"). The Company selected this measure as the most important in linking compensation actually paid to our Named Executive Officers for 2025 to Company performance by virtue of the fact that the 2025 Cash Incentive Bonus Plan was a key component of our 2025 executive compensation program, and 2025 Incentive Plan Company Adjusted EBITDA was the primary metric for determining achievement under the 2025 Cash Incentive Bonus Plan for all of our Named Executive Officers.

					Value of initial fixed $100 investment based on (3):
Year (1)	Summary compensation table total for PEO	Compensation actually paid to PEO (2)	Average summary compensation table total for non-PEO NEOs	Average compensation actually paid to non-PEO NEOs (2)	Total shareholder return	Peer group total shareholder return (Dow Jones US Software TSM)	Net Income (4)	Company-selected measure: Adjusted EBITDA (5)
2025	868,037	715,421	1,024,881	825,997	106.97	180.42	18,342,000	71,740,000
2024	702,131	786,546	820,457	927,914	146.79	165.18	20,007,000	66,726,000
2023	727,109	787,761	795,497	853,601	124.27	140.24	15,213,000	61,295,000
2022	749,901	735,100	811,303	787,891	113.74	88.04	12,091,000	53,192,000
2021	641,950	714,120	746,776	827,431	120.70	131.75	5,845,000	52,315,000

(1)

Non-PEO NEOs in the table above include the following individuals: for 2021, J. Edward Pearson, Michael Sousa, Scott A. Roberts, and Kevin P. O'Hara; for 2022, J. Edward Pearson, Michael Sousa, Scott A. Roberts, and Trisha L. Coady; for 2023, Michael Sousa, Michael M. Collier, Scott A. Roberts, and Trisha L. Coady; for 2024, Michael Sousa, Michael M. Collier, Kevin P. O'Hara, and Scott A. Roberts, and for 2025, Scott A. Roberts, Michael M. Collier, Kevin P. O'Hara, and Trisha L. Coady. Our principal executive officer for each of the years set forth above was Robert A. Frist, Jr.

(2)	Adjustments made to calculate "compensation actually paid" pursuant to the SEC rules to our principal executive officer for the years set forth below are as follows:

PEO	2025	2024	2023	2022	2021
Total Compensation in SCT	868,037	702,131	727,109	749,901	641,950
Less: Grant date value of stock awards and option awards reported in SCT	(304,526)	(150,020)	(150,006)	(205,336)	(131,548)
Plus: Year-end value of awards granted during the year that are outstanding and unvested as of year-end	265,569	170,448	172,235	240,128	150,700
Plus/(less): Change in fair value, from prior year-end to year-end, of awards granted in a prior year that are outstanding and unvested as of year-end	(105,476)	65,349	30,524	(15,580)	44,436
Plus/(less): Change in value, from prior year-end to vesting date, of awards granted in a prior year that vested during the year	(8,183)	(1,362)	7,899	(34,013)	8,582
Less: Prior year-end value of awards granted in a prior year that failed to vest during the year	—	—	—	—	—
Total Adjustments	(152,616)	84,415	60,652	(14,801)	72,170
Compensation Actually Paid	715,421	786,546	787,761	735,100	714,120

Adjustments made to calculate “compensation actually paid” pursuant to the SEC rules to our named executive officers (other than our principal executive officer) on average for the years set forth below are as follows:

Average of Non-PEO NEOs	2025	2024	2023	2022	2021
Total Compensation in SCT	1,024,881	820,457	795,497	811,303	746,776
Less: Grant date value of stock awards and option awards reported in SCT	(507,164)	(326,717)	(286,382)	(343,069)	(316,719)
Plus: Year-end value of awards granted during the year that are outstanding and unvested as of year-end	409,687	380,590	310,886	273,103	359,083
Plus/(less): Change in fair value, from prior year-end to year-end, of awards granted in a prior year that are outstanding and unvested as of year-end	(93,055)	61,531	26,078	115,132	29,252
Plus/(less): Change in value, from prior year-end to vesting date, of awards granted in a prior year that vested during the year	(8,352)	(7,947)	7,522	(68,578)	9,039
Less: Prior year-end value of awards granted in a prior year that failed to vest during the year	—	—	—	—	—
Total Adjustments	(198,884)	107,457	58,104	(23,412)	80,655
Compensation Actually Paid	825,997	927,914	853,601	787,891	827,431

(3)

Pursuant to SEC rules, the TSR figures assume an initial investment of $100 on December 31, 2020 in our stock and the Dow Jones US Software TSM index. The Dow Jones US Software TSM index was the index that was disclosed in our performance graph in Part II, Item 5 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 27, 2026 pursuant to Item 201(e) of Regulation S-K.

(4)	Reflects after-tax net income prepared in accordance with GAAP for each of the years shown above.

(5)

Adjusted EBITDA as defined under the Company’s 2025 cash incentive bonus plan, or 2025 Incentive Plan Company Adjusted EBITDA, equals the Company’s consolidated adjusted EBITDA for the year ended December 31, 2025 as publicly disclosed by the Company, subject to the following adjustments: (i) excluding acquisition-related expenses incurred during the year to the extent such expenses were in excess of the amount originally allocated to such purpose in the Company's 2025 budget, and (ii) excluding the impact on adjusted EBITDA from acquisitions and divestitures consummated during the year. For purposes of clarity, the calculation of consolidated adjusted EBITDA as publicly disclosed by the Company, as well as 2025 Incentive Plan Company Adjusted EBITDA, takes into account any bonus amounts payable by the Company under the 2025 Cash Incentive Bonus Plan. For additional information regarding this measure, see "Compensation Discussion and Analysis" above. In addition, see Appendix A for additional information regarding adjusted EBITDA as publicly disclosed by the Company, including a reconciliation of adjusted EBITDA for the year ended December 31, 2025, to the most comparable GAAP measure, net income.

B.	Required Tabular Disclosure of Most Important Measures Linking Compensation Actually Paid During 2025 to Company Performance

Listed below are the performance measures which in our assessment represent the most important financial performance measures (as defined by SEC rules) we used to link compensation actually paid to our Named Executive Officers for 2025 to the Company's performance.

2025 Most Important Financial Performance Measures

●	2025 Incentive Plan Adjusted EBITDA (as calculated under the 2025 Cash Incentive Bonus Plan)
●	2025 Incentive Plan Revenue Growth Percentage Rate (as calculated under the 2025 Cash Incentive Bonus Plan)
●	2025 RSU Company Adjusted EBITDA (as calculated per the performance criteria established by the Compensation Committee under the 2022 Plan)

See "Compensation Discussion and Analysis" above, including under “Cash Bonuses” and “Long-Term Stock-Based Incentive Compensation,” for additional information regarding how we utilized these performance measures in connection with determining compensation paid to our Named Executive Officers during 2025. In addition, see Appendix A for additional information regarding adjusted EBITDA as publicly disclosed by the Company, including a reconciliation of adjusted EBITDA for the year ended December 31, 2025 to the most comparable GAAP measure, net income.

C.	Required Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance Measures

The following graphs illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the first graph below further illustrates the relationship between Company total shareholder return and cumulative total shareholder returns of the Dow Jones US Software TSM index. As noted above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs were calculated in accordance with the SEC rules and may not fully represent the actual final amount of compensation earned by or actually paid to our Named Executive Officers during the applicable years.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Section 16(a) Beneficial Ownership Reporting Compliance

The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2026 (unless otherwise noted), for:

●	each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock;
●	each of our directors and nominees;
●	each of our Named Executive Officers; and
●	all of our directors and executive officers as a group.

The percentages of shares outstanding provided in the table are based on 29,305,319 shares outstanding as of March 31, 2026. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right. RSUs that will vest within 60 days of March 31, 2026 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual. The address of each of our directors and executive officers listed below is c/o HealthStream, Inc., 500 11th Avenue North, Suite 850, Nashville, Tennessee 37203.

Name	Number of Shares		Percent
Robert A. Frist, Jr.	5,149,443		17.6
BlackRock, Inc.	3,621,260	(1)	12.4
The Vanguard Group	2,536,901	(2)	8.7
Dimensional Fund Advisors LP	1,454,742	(3)	5.0
Frank Gordon	333,748	(4)	1.1
Thompson S. Dent	138,849		*
Michael M. Collier	60,293		*
Linda Rebrovick	60,203		*
Trisha L. Coady	39,495		*
Scott A. Roberts	36,800		*
Kevin P. O'Hara	23,982		*
Jeffrey L. McLaren	24,622		*
Deborah Taylor Tate	23,573		*
Terry Allison Rappuhn	9,265		*
A. Alex Jahangir, M.D.	5,279		*
Charles E. Beard, Jr.	1,249		*
All directors and executive officers as a group (16 persons)	5,986,090		20.4

*	Less than one percent.
(1)

Based solely on a Schedule 13G/A filed April 17, 2025 by BlackRock, Inc. BlackRock, Inc. lists its address as 50 Hudson Yards, New York, NY 10001 in such filing. BlackRock, Inc. has sole voting power with respect to 3,578,700 shares, shared voting power with respect to zero shares, sole dispositive power with respect to 3,621,260 shares, and shared dispositive power with respect to zero shares as of March 31, 2025.

(2)

Based solely on a Schedule 13G/A filed January 30, 2026 by The Vanguard Group. The Vanguard Group lists its address as 100 Vanguard Blvd., Malvern, PA 19355 in such filing. The Vanguard Group has sole voting power with respect to zero shares, shared voting power with respect to 184,222 shares, sole dispositive power with respect to zero shares, and shared dispositive power with respect to 2,536,901 shares as of December 31, 2025.

(3)	Based solely on a Schedule 13G/A filed April 15, 2025 by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP lists its address as 6300 Bee Cave Road, Building One, Austin, TX 78746 in such filing. Dimensional Fund Advisors LP has sole voting power with respect to 1,406,609 shares, shared voting power with respect to zero shares, sole dispositive power with respect to 1,454,742 shares, and shared dispositive power with respect to zero shares as of March 31, 2025.
(4)

100,418 of these shares are held by Crofton Capital. Mr. Gordon disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in those shares. 11,386 of these shares are held by The Joel Company. Mr. Gordon disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in those shares.

Delinquent Section 16(a) Reports

Under Section 16(a) of the Securities Exchange Act, our executive officers, directors, and persons who beneficially own greater than 10% of our common stock (collectively, the "Reporting Persons") are required to file reports regarding their initial stock ownership and subsequent changes to their ownership with the SEC. To the Company’s knowledge, based solely on a review of the Section 16(a) reports filed electronically with the SEC for fiscal year 2025 and through March 31, 2026 and related written representations by our executive officers and directors that no other reports were required during 2025 or the three months ended March 31, 2026, we believe that all Section 16(a) reports required to be filed during the year ended December 31, 2025 and the three months ended March 31, 2026 by Reporting Persons were filed on a timely basis, except for (i) a Form 4 filed by Frank Gordon on April 16, 2025 to report the acquisition by grant of 418 shares of common stock made on October 19, 2012 due to an administrative error, (ii) a Form 4 filed by Robert A. Frist, Jr. on February 27, 2026, to report the transfer of 8,500 shares of common stock via a gift made on January 3, 2024, which was filed late due to the fact that such transfer was not previously known by the Company due to an administrative error, and (iii) Form 4s filed by Roberts A. Frist, Jr., Scott A. Roberts, Michael M. Collier, Kevin P. O'Hara, Trisha L. Coady, M. Scott McQuigg, Jeffrey D. Cunningham, and Jennifer H. LoPresto on March 24, 2026 to report the award of a grant of restricted share units on March 18, 2026 due to an inadvertent failure to timely file.

AUDIT COMMITTEE REPORT FOR 2025

The Audit Committee of the Board is comprised of three directors who are independent directors under the categorical standards set forth in Nasdaq Rule 5605(a)(2) and who satisfy the independence requirements under Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act. The current members of the Audit Committee are Terry Allison Rappuhn (Chair), Linda Rebrovick, and Charles E. Beard, Jr. The members of the Audit Committee during 2025, were Terry Allison Rappuhn (Chair), William W. Stead, M.D., Charles E. Beard, Jr., and Linda Rebrovick. Mr. Beard became a member of the Audit Committee in March 2025 upon his appointment to the Board of Directors. Dr. Stead retired from service on the Board concurrently with the Annual Meeting in May 2025.

In accordance with its written charter, the Audit Committee is charged with oversight of the integrity of HealthStream’s financial reporting process; our system of internal controls regarding finance, accounting, and legal compliance; the qualification, independence, and performance of our independent registered public accounting firm, Ernst & Young LLP; and the process utilized by management for identifying, evaluating, and mitigating risks inherent in the business, including as related to the Company's privacy, data, cybersecurity, artificial intelligence, and information security systems and programs. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Among other things, the Audit Committee monitors preparation by our management of quarterly and annual financial reports and quarterly earnings releases; reviews Management’s Discussion and Analysis of Financial Condition and Results of Operations prior to the filing of our periodic reports with the SEC; supervises our relationship with our independent registered public accounting firm, including making decisions with respect to appointment or removal, reviewing the scope of audit services, approving audit and non-audit services and annually evaluating the independent registered public accounting firm’s independence; and oversees management’s implementation and maintenance of effective systems of internal accounting and disclosure controls, including review of our policies relating to legal and regulatory compliance. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with our independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed in accordance with the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB"). In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from management and the Company, including matters in the written disclosures required by the PCAOB’s applicable requirements, and, when applicable, considers the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their audit, their understanding of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In addition to reviewing, evaluating and ensuring the rotation of the lead partner of the independent registered public accounting firm, the Audit Committee obtains and reviews a report from the independent registered public accounting firm regarding (a) the independent registered public accounting firm’s internal quality control procedures, (b) any material issues raised by the most recent quality control review, or peer review of the independent registered public accounting firm, or any material inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the independent registered public accounting firm, and (c) any steps taken to respond to such issues. In addition, the Audit Committee regularly monitors the audit, audit-related, tax, and other non-audit services provided by Ernst & Young LLP, specifically considering whether such services are compatible with its independence, as required by PCAOB standards. As part of its annual processes, the Audit Committee considers whether to rotate the independent public accounting firm. Ernst & Young LLP has been the Company’s independent audit firm since 1998. The Audit Committee believes there are significant benefits to having an independent public accounting firm with an extensive history with the Company. Accordingly, the Audit Committee approved the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, subject to ratification of such determination at the Annual Meeting as provided in Proposal 3 below.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

Terry Allison Rappuhn, Audit Committee Chairperson

Linda Rebrovick, Audit Committee Member

Charles E. Beard, Jr., Audit Committee Member

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

PROPOSAL ONE - ELECTION OF DIRECTORS

The Board has nominated and recommends to the shareholders, A. Alex Jahangir, M.D., Jeffrey L. McLaren, and Linda Rebrovick for election as Class II directors to serve until the annual meeting of shareholders in 2029 and until such time as their respective successors are duly elected and qualified. Dr. Jahangir, Mr. McLaren, and Ms. Rebrovick are standing for re-election as Class II directors of the Company and have been previously elected by the shareholders of the Company. Each of the director nominees must receive affirmative votes from a plurality of the shares voting to be elected.

If any of the nominees should become unable to serve as a director, the persons named in the proxy may vote for such other person or persons, if any, as may be designated by the Board, or our Board may choose to reduce its size. Management has no reason to believe that any of the nominees named above will be unable to serve. Certain information with respect to directors who are nominees for election at the Annual Meeting and with respect to continuing directors who are not nominees for election at the Annual Meeting is set forth on pages nine to twelve of this proxy statement.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

PROPOSAL TWO - RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for, and has the ultimate authority for, the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm. The Board and Audit Committee believe that the continued retention of Ernst & Young LLP as our independent registered public accounting firm is in the best interests of the Company and our shareholders. In making this determination, the Board and the Audit Committee have taken into account Ernst & Young LLP’s qualifications and technical expertise, quality of services, institutional depth of understanding and expertise with respect to our business, depth of resources, appropriateness of fees, quality of communications with the Audit Committee and management, and independence and objectivity. In addition, in accordance with applicable rules on partner rotation, Ernst & Young LLP rotates its lead audit engagement partner at least every five years. The Audit Committee is involved in considering the selection of Ernst & Young LLP’s primary engagement partner when there is a rotation.

Services provided to the Company and its subsidiaries by Ernst & Young LLP in fiscal 2025 and 2024 are described below under “Audit and Non-Audit Fees.”

Representatives of Ernst & Young LLP will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.

Ratification of the appointment of Ernst & Young LLP will be approved if the number of shares of Company common stock cast “FOR” such proposal exceeds the number of shares of Company common stock cast “AGAINST” such proposal. The Audit Committee believes that the retention of Ernst & Young LLP as our independent registered public accounting firm is in the best interest of the Company and our shareholders. If the Company’s shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Ernst & Young LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interest to do so.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

Audit and Non-Audit Fees

Audit Fees. Fees for audit services totaled $880,000 and $755,000 in 2025 and 2024, respectively, including fees associated with the audit of our annual financial statements and internal control over financial reporting and the reviews of our quarterly reports on Form 10-Q.

Audit-Related Fees. There were no fees paid for audit-related services during 2025 or 2024.

Tax Fees. There were no fees paid for tax services during 2025 or 2024.

All Other Fees. There were no other fees for miscellaneous services during 2025 or 2024.

Pre-Approval of Audit and Non-Audit Fees

The Audit Committee pre-approves all audit and non-audit services provided by our independent registered public accounting firm. In 2025 and 2024, the Audit Committee approved all audit and non-audit fees disclosed above. The Audit Committee’s pre-approval policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it.

PROPOSAL THREE - ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our shareholders with the opportunity to cast an advisory, non-binding vote on the executive compensation of our Named Executive Officers in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act. While the vote on this proposal is advisory and non-binding, the Compensation Committee, which is responsible for designing and administering our executive compensation program, highly values the opinions of our shareholders. We will consider the vote of our shareholders when making compensation decisions for the Named Executive Officers in the future. The approval, on an advisory basis, of the compensation of the Company’s Named Executive Officers as described in this proxy statement will be approved if the number of shares of Company common stock voted “FOR” such proposal exceeds the number of shares of Company common stock voted “AGAINST” such proposal.

We have described the compensation of the Named Executive Officers under “EXECUTIVE COMPENSATION—COMPENSATION DISCUSSION AND ANALYSIS” and “EXECUTIVE COMPENSATION—SUMMARY COMPENSATION TABLE” sections of this proxy statement. We have a strong “pay for performance” philosophy for our executive compensation program, which is designed to reward executive officers for maximizing our success, as determined by our performance relative to our financial and operational goals. We seek to reward our executives for both near-term and sustained longer-term financial and operating performance as well as leadership excellence. Compensation opportunities are intended to align the economic interests of executives with those of our shareholders and encourage them to remain with the Company for long and productive careers.

At the Company’s 2025 annual meeting of shareholders, shareholders holding approximately 96% of the votes cast voted to approve on an advisory basis, our executive compensation as described in our proxy statement. The Compensation Committee believes this affirmed shareholders’ support of the Company’s approach to executive compensation.

The Compensation Committee reviews on an ongoing basis the compensation programs for the Named Executive Officers to ensure that such programs incentivize management to achieve the desired goals of enhancing the long-term total return to our shareholders and building a better company by implementing compensation programs that reward both company-wide and individual performance, align our executives’ interests with those of our shareholders, and allow us to attract and retain talented executives. For additional information regarding our executive compensation, including our 2025 executive compensation decisions, please see “EXECUTIVE COMPENSATION—COMPENSATION DISCUSSION AND ANALYSIS” section of this proxy statement.

In light of the foregoing considerations, we are asking our shareholders to indicate their approval, on an advisory basis, of the compensation of the Named Executive Officers as disclosed in this proxy statement. Accordingly, we recommend that our shareholders vote “FOR” the following resolution at the 2026 Annual Meeting of Shareholders:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s proxy statement for the 2026 annual meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RESOLUTION TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

Additional Information

A copy of our Annual Report on Form 10-K for the year ended December 31, 2025, excluding certain of the exhibits thereto, may be obtained by visiting our website at www.healthstream.com or may be obtained without charge by writing to HealthStream, Inc., Investor Relations Department, 500 11th Avenue North, Suite 850, Nashville, Tennessee 37203 or by making an oral request by calling (615) 301-3237. We will furnish any exhibits to our Annual Report on Form 10-K upon the payment of fees equal to our reasonable expenses in furnishing such exhibits. The Company’s Annual Report on Form 10-K and various other filings also may be accessed in the “Corporate Governance” section of the Investor Relations page of our website at www.healthstream.com, or at www.sec.gov.

DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

We do not intend to bring any proposals to the Annual Meeting other than Proposals 1, 2, and 3 as set forth above. As noted above, our Bylaws require shareholders to give advance notice of any proposal intended to be presented at an annual meeting. The deadline for this notice has passed, and we did not receive any such notice made in compliance with our Bylaws. If any other matter properly comes before our shareholders for a vote at the Annual Meeting, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

Nashville, Tennessee

April 10, 2026

Appendix A

NON-GAAP FINANCIAL MEASURE INFORMATION AND RECONCILIATION

This proxy statement presents information regarding adjusted EBITDA, a non-GAAP financial measure used by management in analyzing our financial results and ongoing operational performance.

In order to better assess the Company’s financial results, management believes that net income before interest, income taxes, stock-based compensation, depreciation and amortization, impairments of long-lived assets, changes in fair value of contingent consideration, and changes in fair value of, including gains (losses) on the sale of, non-marketable equity investments ("adjusted EBITDA"), is a useful measure for evaluating the operating performance of the Company because adjusted EBITDA reflects net income adjusted for certain GAAP accounting, non-cash, and/or non-operating items which may not, in any such case, fully reflect the underlying operating performance of our business. Beginning with the presentation of adjusted EBITDA for the year ended December 31, 2025, the Company has included adjustments in the definition of adjusted EBITDA for impairments of long-lived assets and changes in fair value of contingent consideration because the Company believes that these amounts may not be reflective of the underlying operating performance of our business, and that including these adjustments is consistent with the intended purpose of adjusted EBITDA with respect to reflecting the underlying operating performance of our business and comparing the Company’s operational performance between periods. We believe that adjusted EBITDA is useful to investors to assess the Company’s ongoing operating performance and to compare the Company’s operating performance between periods. Additionally, short-term cash incentive bonuses and performance-based equity awards are based on the achievement of adjusted EBITDA (as defined in applicable bonus and equity grant documentation) targets.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as a measure of financial performance under GAAP. Because adjusted EBITDA is not a measurement determined in accordance with GAAP, adjusted EBITDA is susceptible to varying calculations. Accordingly, adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies and has limitations as an analytical tool.

This non-GAAP financial measure should not be considered a substitute for, or superior to, measures of financial performance which are prepared in accordance with GAAP. A reconciliation of adjusted EBITDA to the most directly comparable GAAP measure (net income) for the years ended December 31, 2025 and 2024 is set forth below (in thousands).

(in 000’s)	2025	2024
GAAP net income	$18,342	$20,007
Interest income	(3,340)	(3,834)
Interest expense	101	100
Income tax provision	4,876	4,796
Stock-based compensation expense	8,145	4,470
Depreciation and amortization	43,478	41,243
Impairment of long-lived assets	262	—
Fair value adjustment on contingent consideration	(85)	—
Adjusted EBITDA	$71,779	$66,782

HealthStream™ VOTE

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Your vote matters – here's how to vote!

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2026 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. To elect three Class II directors (A. Alex Jahangir, Jeffrey L. McLaren, and Linda E. Rebrovick) to hold office for a term of three (3) years and until their successors have been duly elected and qualified.

	For	Withhold
01 - A. Alex Jahangir	☐	☐
02 - Jeffrey L. McLaren	☐	☐
03 - Linda E. Rebrovick	☐	☐

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049VGD

2026 Annual Meeting of HealthStream Shareholders

The 2026 Annual Meeting of Shareholders will be held on May 28, 2026 at 2:00 p.m. CT, virtually via the Internet at meetnow.global/MAUT7JF.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/HSTM

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — HealthStream, Inc.

Notice of 2026 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 28, 2026

Robert A. Frist, Jr. and Scott A. Roberts, with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of HealthStream, Inc. to be held on May 28, 2026.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed and FOR Proposals 2 and 3.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

HealthStream™ VOTE

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [X]

2026 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. To elect three Class II directors (A. Alex Jahangir, Jeffrey L. McLaren, and Linda E. Rebrovick) to hold office for a term of three (3) years and until their successors have been duly elected and qualified.

Nominee	For	Withhold
01 - A. Alex Jahangir	☐	☐
02 - Jeffrey L. McLaren	☐	☐
03 - Linda E. Rebrovick	☐	☐

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 6 8 4 3 4 2

049V1D

2026 Annual Meeting of HealthStream Shareholders

The 2026 Annual Meeting of Shareholders will be held on May 28, 2026 at 2:00 p.m. CT, virtually via the Internet at meetnow.global/MAUT7JF.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.edocumentview.com/HSTM

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — HealthStream, Inc.

Notice of 2026 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 28, 2026

Robert A. Frist, Jr. and Scott A. Roberts, with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of HealthStream, Inc. to be held on May 28, 2026.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the nominees listed and FOR Proposals 2 and 3.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

(Items to be voted appear on reverse side)